                                                                     EXHIBIT 2.1


                             AGREEMENT AND PLAN OF

                                     MERGER


                                  BY AND AMONG

                           LAM RESEARCH CORPORATION,

                         OMEGA ACQUISITION CORPORATION

                                      AND

                              ONTRAK SYSTEMS, INC.


                           Dated as of March 24, 1997

                               TABLE OF CONTENTS

                                                                    PAGE(S)

ARTICLE 1

THE MERGER
        1.1            The Merger...................................      2
        1.2            Closing; Effective Time......................      2
        1.3            Effects of the Merger........................      2
        1.4            Certificate of Incorporation; Bylaws.........      2
        1.5            Directors and Officers of the Surviving
                       Corporation..................................      3
        1.6            Effects on Capital Stock.....................      3
        1.7            Exchange of Certificates.....................      6
        1.8            No Further Ownership Rights in OSI Common
                       Stock........................................      8
        1.9            Lost, Stolen or Destroyed OSI Certificates...      8
        1.10           Tax and Accounting Consequences..............      8
        1.11           Taking of Necessary Action; Further Action...      8

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF OSI
        2.1            Organization; Subsidiaries...................      9
        2.2            Capital Structure............................      9
        2.3            Authority; Absence of Conflicts; Consents....     10
        2.4            SEC Documents; Financial Statements;
                       Undisclosed Liabilities......................     12
        2.5            Absence of Changes...........................     13
        2.6            Litigation...................................     14
        2.7            Restrictions on Business Activities..........     15
        2.8            Compliance With Laws.........................     15
        2.9            Governmental Authorization...................     15
        2.11           Environmental Matters........................     19
        2.12           Taxes........................................     20
        2.13           Employee Benefit Plans.......................     21
        2.14           Employee Matters.............................     24
        2.15           Interested Party Transactions................     25
        2.16           Insurance....................................     25
        2.17           Pooling of Interests.........................     25
        2.18           Brokers' and Finders' Fees...................     25
        2.19           Registration Statement; Joint Proxy
                       Statement/Prospectus.........................     25
        2.20           Opinion of Financial Advisor.................     26
        2.21           Title to Property............................     26
        2.22           Section 203 of the Delaware Law Not
                       Applicable...................................     27
        2.23           Lack of Ownership of LRC Common Stock........     27


                                                                    PAGE(S)

        2.24           Agreements, Contracts and Commitments........     27
        2.25           Representations Complete.....................     28

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF LRC AND MERGER SUB
        3.1            Organization; Subsidiaries...................     29
        3.2            Capital Structure............................     29
        3.3            Authority; Absence of Conflicts; Consents....     30
        3.4            SEC Documents; Financial Statements;
                       Undisclosed Liabilities......................     32
        3.5            Absence of Changes...........................     33
        3.6            Litigation...................................     34
        3.7            Restrictions on Business Activities..........     35
        3.8            Compliance With Laws.........................     35
        3.9            Governmental Authorization...................     35
        3.10           Intellectual Property........................     35
        3.11           Environmental Matters........................     36
        3.12           Employee Benefit Plans.......................     37
        3.13           Employee Matters.............................     37
        3.14           Pooling of Interests.........................     37
        3.15           Brokers' and Finders' Fees...................     37
        3.16           Registration Statement; Joint Proxy
                       Statement/Prospectus.........................     37
        3.17           Opinion of Financial Advisor.................     38
        3.18           Interim Operations of Merger Sub.............     38
        3.19           Agreements, Contracts and Commitments........     38
        3.20           Lack of Ownership of OSI Common Stock........     38
        3.21           Interested Party Transactions................     39
        3.22           Representations Complete.....................     39

ARTICLE 4

CONDUCT PRIOR TO THE EFFECTIVE TIME
        4.1            Conduct of Business of OSI and LRC...........     39
        4.2            Conduct of Business of OSI...................     40
        4.3            Acquisition Proposals........................     43
        4.4            Organization of Merger Sub; Authorization of
                       Shares, the Merger and this Agreement........     44

ARTICLE 5

ADDITIONAL AGREEMENTS


                                                                    PAGE(S)


        5.1            Stockholder Approvals........................     45
        5.2            Board of Directors and Officers of LRC.......     45
        5.3            Cooperation..................................     45
        5.4            Access to Information........................     47
        5.5            Public Disclosure............................     47
        5.6            Consents.....................................     48
        5.7            Pooling Accounting...........................     48
        5.8            Affiliate Agreements.........................     48
        5.9            Voting Agreement.............................     49
        5.10           Employee Benefit Plans.......................     49
        5.11           Consents of LRC's and OSI's Accountants......     51
        5.12           Form S-8.....................................     51
        5.13           Indemnification..............................     51
        5.14           Employment Agreements........................     52
        5.15           Pooling Letters..............................     53
        5.16           Reasonable Best Efforts and Further
                       Assurances...................................     53
        5.17           Additional Reports...........................     53

ARTICLE 6

CONDITIONS TO THE MERGER
        6.1            Conditions to Obligations of Each Party to
                       Effect the Merger............................     54
        6.2            Additional Conditions to Obligations of OSI..     55
        6.3            Additional Conditions to the Obligations of
                       LRC and Merger
                       Sub.............................................  55

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER
        7.1            Termination..................................     56
        7.2            Expenses and Termination Fees................     58
        7.3            Amendment....................................     59
        7.4            Extension; Waiver............................     60

ARTICLE 8

GENERAL PROVISIONS
        8.1            No Survival of Representations and Warranties     60
        8.2            Expenses.....................................     60
        8.3            Notices......................................     60
        8.4            Interpretation...............................     62



                                                                    PAGE(S)

        8.5            Counterparts.................................     62
        8.6            Entire Agreement; Nonassignability; Parties
                       in Interest..................................     62
        8.7            Severability.................................     63
        8.8            Enforcement..................................     63
        8.9            Remedies Cumulative..........................     63
        8.10           Governing Law................................     63
        8.11           Rules of Construction........................     63


EXHIBITS

        A       --     Certificate of Merger
        B       --     Form of Stockholders Agreement
        C-1     --     Representation Letter of LRC
        C-2     --     Representation Letter of OSI
        D       --     Form of Representation Letter
        E-1     --     Form of OSI Affiliate Agreement
        E-2     --     Form of LRC Affiliate Agreement


                       DEFINITIONS              PAGE(S)
                       -----------              -------


1997 Equity Incentive Plan........................  40
Acquisition Proposal..............................  43
Agreement.........................................   1
Alternative Transaction...........................  59
Base Prices.......................................   4
Certificate of Merger.............................   2
Charter Amendments................................  40
Claim.............................................  52
Closing...........................................   2
Closing Calculation Period........................   3
Closing Date......................................   2
COBRA.............................................  22
Code..............................................   1
Confidentiality Agreement.........................  47
Delaware Law......................................   2
Delinquent Party..................................  59
Effective Time....................................   2
Environmental Laws................................  19
ERISA.............................................  21
ERISA Affiliate...................................  21
Exchange Act......................................  12
Exchange Agent....................................   6
Exchange Ratio....................................   3
GAAP..............................................  12
Government Claims.................................  35
Governmental Entity...............................  11
HSR Act...........................................  12
Indemnified Parties...............................  51
Intellectual Property.............................  15
IPO Date..........................................  12
Joint Proxy Statement.............................  26
Licenses..........................................  16
Litigation........................................  34
LRC...............................................   1
LRC Adjustment Option.............................   3
LRC Authorizations................................  35
LRC Balance Sheet.................................  32
LRC Certificates..................................   5


                                                PAGE(S)
                                                -------

LRC Closing Value.................................   3
LRC Common Stock..................................   1
LRC Disclosure Letter.............................  29
LRC Employee Plans................................  37
LRC Financial Statements..........................  32
LRC Intellectual Property Rights Agreements.......  36
LRC Material Contracts............................  38
LRC Preferred Stock...............................  29
LRC Purchase Plan.................................  29
LRC Reference Price...............................   3
LRC Restricted Stock Plan.........................  29
LRC SEC Documents.................................  32
LRC Stock Option Plans............................  29
LRC Stock Plans...................................  29
LRC Stockholders Meeting..........................  26
Material Adverse Effect...........................   9
Merger............................................   1
Merger Sub........................................   1
Merger Sub Common Stock...........................   5
Multiemployer plan................................  23
OSI...............................................   1
OSI Authorizations................................  15
OSI Balance Sheet.................................  12
OSI Certificates..................................   5
OSI Common Stock..................................   1
OSI Contract......................................  28
OSI Disclosure Letter.............................   8
OSI Employee Plans................................  22
OSI Financial Statements..........................  12
OSI Preferred Stock...............................   9
OSI Purchase Plan.................................   5
OSI SEC Documents.................................  12
OSI Stock Option Plans............................   5
OSI Stock Options.................................  49
OSI Stock Plans...................................   5
OSI Stockholders Meeting..........................  26
Person............................................  43
Proxy Statement...................................  26
Registration Statement............................  25
SEC...............................................  11
Securities Act....................................  12


                                                PAGE(S)
                                                -------

Semiconductor Equipment Group Closing Index.......   4
Share Issuance....................................  45
Superior Proposal.................................  43
Surviving Corporation.............................   2
Target............................................  59
Tax...............................................  21
Tax authority.....................................  21
Tax Return........................................  21
Taxable...........................................  21
Taxes.............................................  21
Third Party.......................................  59
Used in the Business..............................  15
Voting Agreements.................................   1


                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 24, 1997 by and among Lam Research Corporation, a Delaware corporation ("LRC"), Omega Acquisition Corporation, a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of LRC, and OnTrak Systems, Inc., a Delaware corporation ("OSI").

                                    RECITALS


     WHEREAS, the respective Boards of Directors of LRC, Merger Sub and OSI have approved and declared advisable the merger of Merger Sub with and into OSI (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective long-term business strategies and goals;

     WHEREAS, pursuant to the Merger, among other things, the outstanding shares of OSI Common Stock, $.0001 par value ("OSI Common Stock"), shall be converted into shares of LRC Common Stock, $.001 par value ("LRC Common Stock"), at the rate set forth herein;

     WHEREAS, OSI, LRC and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

     WHEREAS, concurrent with the execution of this Agreement and as an inducement to LRC and Merger Sub to enter into this Agreement, certain stockholders, officers or directors of OSI have on the date hereof entered into agreements in substantially the form of Exhibit B hereto (the "Voting Agreements") to vote the shares of OSI Common Stock owned by such persons to approve the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1

                                  THE MERGER

          1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement, the provisions of the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into OSI, the separate corporate existence of Merger Sub shall cease and OSI shall continue as the surviving corporation. OSI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Closing; Effective Time.  The closing of the Merger and the other
               -----------------------
transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article 6, unless another time or date is agreed to by the parties hereto. The Closing shall take place at the offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, 18th Floor, San Francisco, California, or at such other location as the parties hereto mutually agree. As soon as practical on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger, being the "Effective Time").

          1.3  Effects of the Merger.  The effects of the Merger shall be as
               ---------------------
provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of OSI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of OSI and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that Article 1 of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is OnTrak Systems, Inc."

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation immediately after the Effective Time until thereafter amended.

          1.5  Directors and Officers of the Surviving Corporation.  The
               ---------------------------------------------------
directors of Merger Sub at the Effective Time (and such other persons as shall be mutually agreed) shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of OSI immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed.

          1.6  Effects on Capital Stock.  As of the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of Merger Sub, OSI or the holders of any of the securities of Merger Sub or OSI:

               (a) Conversion of OSI Common Stock.  Subject to Section 1.6(e),
                   ------------------------------
each share of OSI Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of OSI Common Stock to be canceled pursuant to Section 1.6(b)) shall be converted into .83 (the "Exchange Ratio") of a fully paid and nonassessable share of LRC Common Stock, together with the associated rights under LRC's Rights Agreement dated as of January 23, 1997 between LRC and Chase Mellon Shareholder Services, L.L.C. Notwithstanding the foregoing, if the average of the daily closing sale prices per share of LRC Common Stock reported on the Nasdaq National Market (the "LRC Closing Value") on the ten trading days ending with the eighth trading day preceding the OSI Stockholders Meeting (the "Closing Calculation Period") is less than $30.00 per share, and if the LRC Closing Value is less than the OSI Walk Away Threshold (as
       ---
hereinafter defined), LRC shall have the option (but not the obligation), exercisable by notice to OSI prior to the close of business on the fifth trading day prior to the OSI Stockholders Meeting, to adjust the Exchange Ratio (the "LRC Adjustment Option") so that it equals $24.90 divided by the LRC Closing Value. The OSI Walk Away Threshold shall be computed as the product of (i) 0.85 multiplied by (ii) the product of the "LRC Reference Price" (defined below) multiplied by a fraction, the numerator of which is the Semiconductor Equipment Group Closing Index (as defined below), and the denominator of which is 100, illustrated as follows:



                                                 Semiconductor Equipment
     0.85  x  LRC Reference Price    x             Group Closing Index
                                                 ------------------------
                                                           100


where:

          (1) the "Semiconductor Equipment Group Closing Index" shall be determined as follows:

               (x) The average of the daily closing sale prices per share (the "Base Prices") on the ten trading days ended with the trading day preceding the date of this Agreement, as reported on the national securities exchange set forth below next to its name, for the common stock of each of the following semiconductor equipment companies is agreed to be as follows:

Applied Materials, Inc.        Nasdaq National Market  $49.631
Novellus Systems, Inc.         Nasdaq National Market  $76.356
KLA Instruments Corporation    Nasdaq National Market  $38.825
Silicon Valley Group, Inc.     Nasdaq National Market  $20.194
Ultratech Stepper, Inc.        Nasdaq National Market  $23.269

               (y) The average of the daily closing sale prices per share on the respective securities exchange set forth above for the common stock of each such company shall be calculated for the Closing Calculation Period and the percentage change (positive or negative) for each such company's common stock from its respective Base Price shall be determined.

               (z) The arithmetic sum (positive or negative) of such percentage changes shall be divided by five (or such other number of companies as may then be included in the index), and that quotient (positive or negative) shall be increased by 100, and as so increased, shall be the Semiconductor Equipment Group Closing Index.

          For purposes of calculating the OSI Walk Away Threshold only, if from the date of this Agreement through the end of the Closing Calculation Period there occurs any change in the LRC Common Stock (not including the Merger) or the common stock of any company in the Semiconductor Equipment Group Closing Index by reason of stock dividends, stock splits, stock combinations, reorganization or recapitalization or other like change, the prices per share used in calculating the LRC Closing Value or the Semiconductor Equipment Group Closing Index, as the case may be, shall be adjusted appropriately to fully reflect such event. Furthermore, if at the time of the Closing Calculation Period an Alternative Transaction (defined in Article 7) involving any of the semiconductor equipment companies listed in clause (1)(x) above shall have been announced which shall not have been absolutely and unconditionally withdrawn and abandoned, then such company and its stock price shall be removed from the calculation of the Semiconductor Equipment Group Closing Index for all purposes.

          (2) The LRC Reference Price is $35.464, which is the average of the daily closing sale price per share of LRC Common Stock on the Nasdaq National Market on the ten trading days ended with the trading day preceding the date of this Agreement.

          As of the Effective Time, all such shares of OSI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of OSI Common Stock (the "OSI Certificates") shall cease to have any rights with respect thereto, except the right to receive (i) the number of whole shares of LRC Common Stock into which such shares have been converted (the "LRC Certificates"), and (ii) cash in lieu of fractional shares of LRC Common Stock in accordance with Section 1.6(e), without interest.

               (b) Cancellation of OSI Common Stock Owned by LRC or OSI.
                   ----------------------------------------------------
All shares of OSI Common Stock that are owned by OSI as treasury stock and each share of OSI Common Stock owned by LRC or any direct or indirect wholly owned subsidiary of LRC or of OSI immediately prior to the Effective Time shall be automatically canceled and extinguished, and no consideration shall be delivered in exchange therefor.

               (c) Capital Stock of Merger Sub.  Each share of Common Stock,
                   ---------------------------
$.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of capital stock of the Surviving Corporation.

               (d) OSI Stock Option and Employee Stock Purchase Plans.  At the
                   --------------------------------------------------
Effective Time, all options to purchase OSI Common Stock issued under the OSI 1992 Stock Option Plan, the OSI 1995 Director Stock Option Plan, or the OSI 1996 Equity Incentive Plan (collectively, the "OSI Stock Option Plans") outstanding immediately prior to the Effective Time shall be assumed by LRC in accordance with Section 5.10, and all rights to purchase OSI Common Stock issued under the OSI 1995 Employee Stock Purchase Plan (the "OSI Purchase Plan," and, together with the OSI Stock Option Plans, the "OSI Stock Plans") for the "offering period" beginning February 1, 1997, shall be assumed by LRC, as provided in
Section 5.10 and to the extent permitted under the OSI Purchase Plan and the LRC Purchase Plan (as defined in Section 3.2(a)).

               (e) Fractional Shares.  No fraction of a share of LRC Common
                   -----------------
Stock will be issued in exchange for OSI Certificates, no dividend or distribution of LRC shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of LRC. In lieu of fractional shares of LRC Common Stock, each holder of shares of OSI Common Stock who would otherwise be entitled to a fraction of a share of LRC Common Stock (after aggregating all fractional shares of LRC Common Stock to be received by such holder) shall receive from LRC an amount of cash (rounded to the nearest whole cent) equal to the product of
(i) such fraction, multiplied by (ii) the average of the closing price of a share of LRC Common Stock for the ten most recent days that LRC Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market; provided that in no case shall the amounts paid in exchange for all such fractional shares exceed 10% of the value of the total

LRC shares issued to the stockholders of OSI in connection with the Merger, determined using the average of the closing price of a share of LRC Common Stock for the ten most recent days that LRC Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

               (f) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
                   -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into LRC Common Stock or OSI Common Stock), reorganization, recapitalization or other like change with respect to LRC Common Stock or OSI Common Stock occurring after the date hereof and prior to the Effective Time.

          1.7  Exchange of Certificates.
               ------------------------

               (a) Exchange Agent.  As of the Effective Time, LRC shall enter
                   --------------
into an agreement with a bank or trust company to act as exchange agent for the Merger (the "Exchange Agent") as may be designated by LRC and approved by OSI, such approval not to be unreasonably withheld.

               (b) LRC to Provide Common Stock and Cash.  Promptly after the
                   ------------------------------------
Effective Time, LRC shall make available to the Exchange Agent for the benefit of the holders of OSI Common Stock: (i) LRC Certificates representing the number of whole shares of LRC Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of OSI Common Stock outstanding immediately prior to the Effective Time; and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 1.6(e).

               (c) Exchange Procedures.  The Exchange Agent shall mail to each
                   -------------------
holder of record of an OSI Certificate or Certificates, whose shares were converted into the right to receive shares of LRC Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6 promptly after the Effective Time (and in any event no later than three business days after the later to occur of the Effective Time and receipt by LRC of a complete list from OSI of the names and addresses of its holders of record): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the OSI Certificates shall pass, only upon receipt of the OSI Certificates by the Exchange Agent, and shall be in such form and have such other provisions as LRC may reasonably specify); and (ii) instructions for use in effecting the surrender of the OSI Certificates in exchange for LRC Certificates (and cash in lieu of fractional shares). Upon surrender of an OSI Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by LRC, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such OSI Certificate shall be entitled to receive in exchange therefor a LRC Certificate representing the number of whole shares of LRC Common Stock and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the OSI Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding OSI Certificate that, prior to the Effective Time, represented shares of OSI Common Stock will be deemed from and after the Effective

Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of LRC Common Stock into which such shares of OSI Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of OSI Certificates pursuant to the provisions of this
Article 1.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions with respect to LRC Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered OSI Certificate with respect to the shares of LRC Common Stock represented thereby until the holder of record of such OSI Certificate shall surrender such OSI Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such OSI Certificate, there shall be paid to the record holder of the LRC Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of LRC Common Stock.

          (e) Transfers of Ownership.  If any LRC Certificate is to be issued in
              ----------------------
a name other than that in which the OSI Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the OSI Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to LRC or any agent designated by it any transfer or other taxes required by reason of the issuance of a LRC Certificate for shares of LRC Common Stock in any name other than that of the registered holder of the OSI Certificate surrendered, or established to the satisfaction of LRC or any agent designated by it that such tax has been paid or is not payable.

          (f) Termination of Exchange Agent Funding.  Any portion of funds
              -------------------------------------
(including any interest earned thereon) or LRC Certificates held by the Exchange Agent which have not been delivered to holders of OSI Certificates pursuant to this Article 1 within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to LRC, and thereafter holders of OSI Certificates who have not theretofore complied with the exchange procedures outlined in this
Section 1.7 shall thereafter look only to LRC for their claim for shares of LRC Stock, any cash in lieu of fractional shares of LRC Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to LRC Common Stock.

          (g) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of LRC Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.8  No Further Ownership Rights in OSI Common Stock.  All shares of
               -----------------------------------------------
LRC Common Stock issued upon the surrender for exchange of OSI Certificates in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of OSI Common Stock theretofore represented by such OSI Certificate, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of OSI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, OSI Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 1.

          1.9  Lost, Stolen or Destroyed OSI Certificates.  In the event any OSI
               ------------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed OSI Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of LRC Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that LRC or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed OSI Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against LRC, the Surviving Corporation or the Exchange Agent with respect to the OSI Certificates alleged to have been lost, stolen or destroyed.

          1.10  Tax and Accounting Consequences.  It is intended by the parties
                -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) qualify for accounting treatment as a pooling of interests, and that this Agreement constitutes a plan of reorganization as defined in the Treasury Regulations under Section 368 of the Code.

          1.11  Taking of Necessary Action; Further Action.  If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of OSI and Merger Sub, the officers and directors of the Surviving Corporation shall be fully authorized in the name of either or both of OSI or Merger Sub or otherwise to take, and LRC and OSI shall cause such officers and directors to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF OSI

          OSI represents and warrants to LRC and Merger Sub that the statements contained in this Article 2 are true and correct, except as disclosed in writing in the disclosure letter supplied by OSI to LRC and Merger Sub as of the date hereof and certified by a duly authorized officer of OSI (the "OSI Disclosure Letter"). The OSI Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 2, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article 2.

          2.1  Organization; Subsidiaries.  Each of OSI and its subsidiaries is
               --------------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of OSI and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on OSI. As used in this Agreement, a "Material Adverse Effect" on an entity means any state of facts, event, change or effect that is materially adverse to the business, financial condition, properties, assets (including intangible assets), liabilities (contingent or otherwise), operations or results of operations of such entity and its subsidiaries, taken as a whole. OSI has made available to LRC true and complete copies of OSI's Certificate of Incorporation and Bylaws and similar governing instruments of its subsidiaries, each as amended to date. Neither OSI nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents, and each such document is in full force and effect on the date hereof. OSI does not own, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. OSI does not conduct any part of its business operations through any subsidiaries or through any other entity in which OSI has an equity investment.

          2.2  Capital Structure.
               -----------------

               (a) The authorized capital stock of OSI consists of 30,000,000 shares of OSI Common Stock, $.0001 par value, and 3,000,000 shares of Preferred Stock, $.0001 par value ("OSI Preferred Stock"). As of March 14, 1997, (i) 7,647,962 shares of OSI Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of OSI Preferred Stock were issued and outstanding; (iii) no shares of OSI Common Stock or OSI Preferred Stock were held in the treasury of OSI or by subsidiaries of OSI; and (iv) 3,500,599 shares of OSI Common Stock were reserved for future issuance pursuant to the OSI Stock Plans, including (A) 1,234,431 shares reserved for issuance under the 1992 Stock Option Plan, 1,148,421 of which were subject to or reserved for outstanding options and 86,010 of which were reserved for future option grants; (B) 125,000 shares reserved for issuance under the 1995 Director Stock Option Plan, 55,000 of which were subject to or reserved for outstanding options and 70,000 of which were reserved for future option grants; (C) 2,000,000 shares reserved for issuance under the 1996 Equity Incentive Plan, 800,000 of which were subject to or reserved for outstanding options and 1,200,000 of which were reserved for future issuance; (D) 141,168 shares reserved for future issuance under the OSI Purchase Plan; and (E) 98,000 shares reserved for issuance pursuant to exercise of warrants, the material terms of which warrants are described in the OSI Disclosure Letter. No change in such capitalization has occurred since such date other than the exercise and termination of outstanding stock options and the accrual of rights under the OSI Purchase Plan, all in the ordinary course. All shares of OSI Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The terms of the OSI Stock Option Plans permit the assumption or substitution of options to purchase LRC Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the OSI stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. The terms of the OSI Purchase Plan permit the conversion of participants' rights thereunder to purchase OSI Common Stock into rights to purchase LRC Common Stock, as described in Section 5.10(b), without the consent or approval of such participants or the OSI stockholders, or otherwise and without any acceleration of the exercise schedule in effect for such rights.
The current two-year "offering period" under the OSI Purchase Plan commenced on February 1, 1997 and, except for the purchase rights granted on such commencement date to participants in the current offering period, there are no other purchase rights or options outstanding under the OSI Purchase Plan. True and complete copies of all agreements and instruments relating to or issued under the OSI Stock Option Plans or OSI Purchase Plan have been made available to LRC and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to LRC.

               (b) OSI owns beneficially and of record, directly or through a subsidiary, all outstanding shares of capital stock of each of its subsidiaries free and clear of any security interest, claim, lien, pledge, right, voting trust or proxy or other encumbrance or restriction whatsoever. There are no obligations, contingent or otherwise, of OSI or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of OSI Common Stock or the capital stock of any OSI subsidiary or make any investment (in the form of a loan, capital contribution or otherwise), in any such subsidiary or any other entity other than guarantees of bank obligations of such subsidiaries entered into in the ordinary course of business.

               (c) Except as set forth in Section 2.2(a) or (b), there are no equity securities of any class of OSI or its subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2(a) or (b), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which OSI or any of its subsidiaries is a party or by which any of them is bound obligating OSI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of OSI or any of its subsidiaries or obligating OSI or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and to the knowledge of OSI, except for the Voting Agreements and related proxies contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the capital shares of OSI or its subsidiaries.

          2.3  Authority; Absence of Conflicts; Consents.  (a)  OSI has all
               -----------------------------------------
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of OSI, subject only to the approval of the Merger by OSI's stockholders. A vote of the holders of a majority of the outstanding shares of the OSI Common Stock is the only approval required for the OSI stockholders to adopt this Agreement and the transactions contemplated hereby. The Board of Directors of OSI has, prior to the date hereof, unanimously (x) approved this Agreement and the Merger, (y) determined that the Merger is in the best interests of the stockholders of OSI and is on terms that are fair to such stockholders and (z) determined to recommend that the stockholders of OSI approve this Agreement and consummation of the Merger. This Agreement has been duly and validly executed and delivered by OSI and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of OSI enforceable against OSI in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery of this Agreement by OSI does not, and the performance of this Agreement by OSI will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of OSI or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the adoption by OSI's stockholders of this Agreement as contemplated in Section 6.1(a) and compliance with the requirements set forth in
Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to OSI or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of OSI or its subsidiaries or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of OSI or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OSI or any of its subsidiaries is a party or by which OSI or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on OSI. The OSI Disclosure Letter lists all material consents, waivers and approvals under any of OSI's or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which in aggregate would not have a Material Adverse Effect on OSI.

          (b) No consent, approval, order or authorization of, or registration declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to OSI or its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Joint Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), (iii) the filing of a Current Report on Form 8-K with the SEC,
(iv) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on OSI or LRC or have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

          2.4  SEC Documents; Financial Statements; Undisclosed Liabilities.
               ------------------------------------------------------------

               (a) OSI has filed all forms, reports and documents required to be filed with the SEC since effectiveness of the registration statement filed in connection with its initial public offering (the "IPO Date"), and has made available to LRC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that OSI may file subsequent to the date hereof until the Closing) are referred to herein as the "OSI SEC Documents." As of their respective dates, the OSI SEC Documents
(i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such OSI SEC Documents, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of OSI's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in OSI SEC Documents (the "OSI Financial Statements"), including any OSI SEC Documents filed after the date hereof until the Closing, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of OSI and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of OSI, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of OSI contained in OSI's Form 10-Q for the quarter ended December 31, 1996 is hereinafter referred to as the "OSI Balance Sheet." Neither OSI nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), whether or not of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which individually or in the aggregate are or would be reasonably likely to have a Material Adverse Effect on OSI other than
(i) liabilities reflected in the OSI Balance Sheet, and (ii) normal or recurring liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practice. The inventories shown on the OSI Balance Sheet are (and on OSI balance sheets included in future OSI SEC Documents except as disclosed therein will be) of a quantity and quality useable and saleable in accordance with good business practices and represent a distribution of the types of inventories utilized in the business of OSI in accordance with good business practices. The amounts shown for inventories on the OSI Balance Sheet have been (and on OSI balance sheets included in future OSI SEC Documents except as disclosed therein will be) determined in accordance with generally accepted accounting principles on a first-in, first-out basis and are stated at lower of cost or market.

               (c) OSI has heretofore made available to LRC a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by OSI with the SEC pursuant to the Securities Act or the Exchange Act.

          2.5  Absence of Changes.  Since December 31, 1996, the business of OSI
               ------------------
and its subsidiaries has been operated in the ordinary course consistent with past practices, and:

               (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of OSI and its subsidiaries taken as a whole, and no event has occurred (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect on OSI;

               (b) none of OSI or its subsidiaries has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (c) there has been no amendment to the Certificate of Incorporation, Bylaws or other charter or organizational documents of OSI or its subsidiaries, and none of OSI or its subsidiaries has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (d) none of OSI or its subsidiaries has made any capital expenditure in any calendar month which, when added to all other capital expenditures made on behalf of OSI or its subsidiaries in such calendar month results in such capital expenditures exceeding $250,000 in the aggregate;

               (e) none of OSI or its subsidiaries has entered any material agreement other than in the ordinary course of business and as made available to LRC, nor has there occurred any amendment or termination of, or default under, any material agreement to which

OSI or any of its subsidiaries is a party or by which it is bound which would result in a Material Adverse Effect on OSI;

               (f) none of OSI or its subsidiaries has written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of accounts receivable or other indebtedness;

               (g) none of OSI or its subsidiaries has incurred or guaranteed any indebtedness for borrowed money, or made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any lien, claim or encumbrance except for encumbrances of assets made in the ordinary course of business and consistent with past practices;

               (h) none of OSI or its subsidiaries has (i) established or adopted any employee benefit plan, (ii) caused or permitted any employee benefit plan or rights or agreements granted thereunder to be amended in any material respect, or (iii) except for bonus, profit-sharing and similar payments made in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, materially increased the amount of commissions payable to, or materially increased the amount of the wages, salary, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

               (i) none of OSI or its subsidiaries has changed any of its methods of accounting or accounting practices in any material respect;

               (j) none of OSI or its subsidiaries has made any material Tax (as defined in Section 2.12) election;

               (k) none of OSI or its subsidiaries has commenced, settled or received a notice or threat of any lawsuit or proceeding (including without limitation any claim involving Intellectual Property) or governmental investigation of OSI or its subsidiaries;

               (l) none of OSI or its subsidiaries has agreed or committed to take any of the actions referred to in clauses (a) through (k) above.

          2.6  Litigation.  There is no private or governmental action, suit,
               ----------
claim or proceeding of any nature pending or to OSI's knowledge threatened against OSI or its subsidiaries, their properties or any of their officers or directors, in their respective capacities as such (i) involving OSI Intellectual Property rights or in which injunctive or other equitable relief or damages in excess of $250,000 are requested against OSI or its subsidiaries or which could otherwise result in a Material Adverse Effect on OSI or (ii) which in any manner challenges or seeks to (or is reasonably likely to) prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To OSI's knowledge, there is no investigation or review pending or threatened against OSI or its subsidiaries, their properties or any of their officers or directors (in their capacities as such) by or before any Governmental Entity. Section 2.6 of the OSI Disclosure Letter sets forth, with respect to any pending or threatened action, suit, claim, proceeding, investigation or review, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested.

          2.7  Restrictions on Business Activities.  There is no material
               -----------------------------------
agreement, judgment, injunction, order or decree binding upon OSI or any of its subsidiaries which has the effect of prohibiting or impairing any current or future business practice of OSI or any of its subsidiaries, any acquisition of property (tangible or intangible) by OSI or any of its subsidiaries or the conduct of business by OSI or any of its subsidiaries as currently conducted or as proposed to be conducted by OSI and its subsidiaries.

          2.8  Compliance With Laws.  Each of OSI and its subsidiaries has
               --------------------
complied with, is not in violation of, has not received any notices of violation with respect to, and holds all licenses, permits and authorizations required by, any federal, state, local or foreign statute, law, regulation, decree, judgment or order with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures as would not have, individually or in the aggregate, a Material Adverse Effect on OSI.

          2.9  Governmental Authorization.  OSI and each of its subsidiaries
               --------------------------
has obtained and is in compliance with each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which OSI or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of OSI's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "OSI Authorizations"), and all of such OSI Authorizations are in full force and effect, except where the failure to obtain or have any of such OSI Authorizations would not, individually or in the aggregate, have a Material Adverse Effect on OSI.

          2.10  Intellectual Property.
                ---------------------

               (a) "Intellectual Property" means all patents, patent applications, copyrights, trademarks, service marks, tradenames, maskworks, trade secrets, know-how, technologies, ideas, algorithms, processes, computer software programs, and all other tangible or intangible proprietary information and materials used in the business of OSI and its subsidiaries as currently conducted or as proposed to be conducted or relating to products under development by OSI or any of its subsidiaries ("Used in the Business"), as well as all registrations and pending applications for registration of any of the foregoing in any jurisdiction, and including each license, sublicenses or other contract relating thereto. References herein to the Intellectual Property of LRC or any other person or entity shall refer to the same items with respect to that other party. OSI and its subsidiaries own all of the Intellectual Property Used in the Business of OSI and its subsidiaries free and clear of any and all liens, collateral assignments, security interests and encumbrances, except to the extent that the failure to own such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

          (b) Section 2.10 of the OSI Disclosure Letter sets forth a complete and correct list of the following items owned or Used in the Business of OSI or any of its subsidiaries, and a corresponding list of each jurisdiction in which a patent or registration for such item has been issued or in which an application has been filed in the name of OSI or any of its subsidiaries: (i) all patents and patent applications, (ii) all registered and unregistered trademarks, service marks and tradenames, (iii) all registered and unregistered copyrights and maskworks, (iv) the expiration or renewal date for each patent or registration listed, and (v) the owner of each item of Intellectual Property listed thereon. Each item set forth in Section 2.10 of the OSI Disclosure Letter is owned by the party shown on such schedule as the owner thereof, and, if registered, is registered in the name of such owner.

          (c) Section 2.10 of the OSI Disclosure Letter sets forth a complete and correct list of (i) all licenses, sublicenses and other agreements other than end user licenses of commercially available products of third parties entered into in the ordinary course of business ("Licenses") as to which OSI or any of its subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property of OSI, (ii) all Licenses as to which OSI or any of its subsidiaries is a party and pursuant to which OSI or any of its subsidiaries is authorized to use any Intellectual Property of a third party, and (iii) for each such License, the name of the licensor and licensee thereof, the nature of the Intellectual Property covered by the License and the termination date thereof. With respect to each License pursuant to which OSI or any of its subsidiaries is authorized to use any Intellectual Property of a third party, Section 2.10 of the OSI Disclosure Letter sets forth the products of OSI and its subsidiaries in which such third party's Intellectual Property is used.

          (d) OSI or its subsidiaries have sole and exclusive rights to, and no other person or entity has any claim of ownership, whether joint or individual, with respect to, each of the patents, patent applications, trademarks, service marks, tradenames, copyrights and maskworks set forth in Section 2.10 of the OSI Disclosure Letter. Each patent and each registration listed in Section 2.10 of the OSI Disclosure Letter is valid, enforceable and subsisting and in full force and effect and has been duly prosecuted, registered and maintained by OSI and its subsidiaries in each jurisdiction listed. No pending application for a patent or for a registration of any Intellectual Property has been rejected, suspended, made the subject of an office action or other challenge by the agency with which such application has been filed or by any third party. No patent has been claimed or adjudicated to be invalid or unenforceable in whole or in part, no trademark or service mark has been the subject of any claim of abandonment or otherwise challenged as invalid, and no copyright has been invalidated or alleged to be in the public domain. Neither OSI nor any of its subsidiaries owns any trademark or service mark applications pending in any jurisdiction that have been filed on an "intent-to-use" basis. No patent or registration is subject to any current tax, maintenance fee or renewal fee which has not been paid. All trademarks, service marks and tradenames set forth in Section

2.10 of the OSI Disclosure Letter have been used continuously since adoption by the owner listed thereon.

          (e) All trade secrets and confidential information of OSI and its subsidiaries are valid and protectable, are not publicly known, and have not been disclosed or otherwise made available to any person except pursuant to a written confidentiality agreement that restricts the further disclosure and use of such trade secret or confidential information, and each such confidentiality agreement is valid and enforceable and in full force and effect. All trade secrets and confidential information of OSI and its subsidiaries have been documented in writing completely and accurately in all material respects, and such documentation contains sufficient detail and disclosure regarding such trade secrets and confidential information so as to permit the continued use of such trade secrets and confidential information as Used in the Business of OSI and its subsidiaries without the need to obtain any further documentation or to depend on the skills or knowledge of any current or former employee or consultant of OSI or its subsidiaries. OSI and its subsidiaries have taken all reasonable and appropriate steps to protect and preserve all trade secrets and confidential information of OSI and its subsidiaries and all other Intellectual Property of OSI that is not otherwise protected by patents, or copyright or maskwork registrations. Each item of Intellectual Property disclosed or identified to LRC as a trade secret of OSI or its subsidiaries qualifies as such under the Uniform Trade Secrets Act as embodied in Section 3426.1 of the California Civil Code. The use, possession or disclosure by OSI or any of its subsidiaries of any confidential information or trade secrets Used in the Business but which are not owned by OSI or its subsidiaries has been used, obtained or disclosed in compliance with the terms and conditions of a valid and enforceable agreement between OSI or its subsidiaries and the owner of such trade secret or confidential information, or such use, possession or disclosure is otherwise lawful under the circumstances. To OSI's best knowledge after reasonable diligence, there have been no unauthorized disclosures of any trade secret or confidential information of OSI, no unauthorized disclosures of any trade secret or confidential information of any third party by OSI or any of its subsidiaries or any of their respective employees or consultants, and there has been no breach of any confidentiality or nondisclosure agreements to which OSI or any of its subsidiaries is a party.

          (f) No License, consent or other authorization is required from any third party with respect to any Intellectual Property Used in the Business of OSI and its subsidiaries.
          (g) Each License to which OSI or any of its subsidiaries is a party with respect to Intellectual Property of OSI or its subsidiaries, or with respect to Intellectual Property of any third party, is valid and enforceable in accordance with its terms, is in full force and effect, and is not the subject of any notice of termination or nonrenewal, and there is no default or alleged or threatened default with respect to any such License. OSI and its subsidiaries have performed all of their respective obligations under any such License and no event has occurred that with the passage of time or the delivery of notice or both would constitute a default under any such License. All consents or approvals with respect to the transfer of any License or any other agreement involving any Intellectual Property have been obtained by OSI, and complete and correct copies of all Licenses, together with all amendments, modifications, supplements or side letters affecting the obligation of any party thereunder have been made available to LRC. Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereunder will cause any License to be subject to termination or material modification, or cause OSI or any of its subsidiaries to be in breach of any License or other agreement relating to the Intellectual Property, if such breach would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

          (h) The possession and use of the Intellectual Property Used in the Business of OSI and its subsidiaries does not (to the knowledge of OSI as to patents) in any material respect conflict with, infringe upon, violate or interfere with or constitute a misappropriation of any right, title, interest or goodwill of any other person in any Intellectual Property, including but not limited to any "moral rights" of any such person. Neither OSI nor any of its subsidiaries (i) is a party to any suit, action or proceeding which involves a claim of infringement, misappropriation or misuse of any Intellectual Property or has received notice of or otherwise become aware of any such suit, action or proceeding, (ii) has brought any action, suit or proceeding against any third party for infringement, misappropriation or misuse of any Intellectual Property or breach of any License involving any Intellectual Property, and (iii) neither OSI nor any of its subsidiaries possesses any information or otherwise is aware of any basis upon which any material claim can successfully be asserted against OSI or any of its subsidiaries with respect to any infringement, misappropriation or other misuse of any Intellectual Property. Neither OSI nor any of its subsidiaries have received any notice or otherwise knows that any legal proceeding has been initiated or threatened with respect to any Intellectual Property or with respect to any claim that any License regarding any Intellectual Property is the subject of any breach or default.

          (i) The items set forth in Section 2.10 of the OSI Disclosure Letter and the trade secrets, technologies, know-how and other items of Intellectual Property lawfully possessed by OSI and its subsidiaries are all that are necessary for the conduct of its business as now conducted or contemplated to be conducted or relating to products or processes under development by OSI and its subsidiaries.

          (j) Neither OSI nor any of its subsidiaries is aware or has reason to believe that any of its employees or consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of OSI and its subsidiaries or that would conflict with the business of OSI and its subsidiaries as presently conducted or proposed to be conducted. Neither OSI nor any of its subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of OSI, against any charge of infringement, misappropriation or misuse of any Intellectual Property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. To the extent that OSI does not already own all such rights by operation of law, all current and former employees and consultants of OSI and its subsidiaries have signed valid and enforceable written assignments to OSI or its subsidiaries of any and all rights or claims in any Intellectual Property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other Intellectual Property that is Used in the Business of OSI and its subsidiaries, and OSI and its subsidiaries possess signed copies of all such written assignments by such employees and consultants.

          2.11  Environmental Matters.  Except for such cases that, individually
                ---------------------
or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on OSI, OSI and each of its subsidiaries (i) has obtained all applicable permits, licenses and other authorizations that are required under Federal, state or local laws relating to pollution or protection of human health or the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material (as defined below) by OSI or such subsidiary or any of their respective agents (collectively, "Environmental Laws"); (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of and has not received notice of any (A) claim, act, suit, proceeding or investigation, or (B) event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from OSI's or any of its subsidiaries' (or any of their respective agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment of any Hazardous Material or other non-compliance with any applicable Environmental Law; (iv) has not disposed of any Hazardous Material into the soil or groundwater at any properties owned, leased or used by OSI, either now or in the past, or at any other property that might reasonably be expected to result in any assessment or remedial action by any Governmental Entity; and (v) has taken all actions necessary under applicable requirements of Federal, state, local and foreign laws, rules or regulations to register any products or materials required to be registered by OSI or any of its subsidiaries (or any of their respective agents) thereunder.

          For the purposes of this Agreement, the term "Hazardous Material" means any pollutant or contaminant or hazardous or toxic substance, material or waste, the storage, use, treatment, handling, transport or disposition of which is or becomes regulated or subject to regulation or cause of action by any local governmental authority, the State of California, the United States government, or any other person, entity or citizen's group. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as or included within the definition of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Section 255115, 25117 or 25122.7, or listed pursuant to
Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as or included within the definition of a "hazardous substance" under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as or included within the definition of a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as or included within the definition of a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum or petroleum products or waste,
(vi) asbestos or asbestos-containing materials, lead or lead-based materials or polychlorinated biphenyls, (vii) listed Under Article 9 or defined as or included within the definition of hazardous or extremely hazardous pursuant to
Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as or included within the definition of a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as or included within the definition of a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (x) defined as or included within the definition of a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (xi) listed or defined as or included within the definition of "hazardous waste", "hazardous substance," or other similar designation by any regulatory scheme of any local governmental authority, the State of California or the United States Government, or any other governmental or quasi-governmental entity.

          2.12  Taxes.  Except to the extent the failure to do so would not,
                -----
individually or in the aggregate, have a Material Adverse Effect on OSI, OSI and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which OSI or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by it, have paid all Taxes due and have provided adequate accruals in accordance with generally accepted accounting principles in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. All Tax Returns filed are complete and accurate, except to the extent that any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on OSI. Except as disclosed in the OSI Disclosure Letter, (i) no claim for Taxes has become a lien against the property of OSI or any of its subsidiaries or is being asserted against OSI or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of OSI or any of its subsidiaries is being conducted by a Tax authority (defined below), and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due,
(iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by OSI or any of its subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which OSI or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G or 404 of the Code. All assessments for Taxes due and owing by OSI or any of its subsidiaries with respect to completed examinations or concluded litigation have been paid. Neither OSI nor any of its subsidiaries has been or will be required to include in income any material amounts for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither OSI nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement with any party other than OSI or its existing subsidiaries nor does OSI or any of its subsidiaries owe any amount under any such agreement. OSI and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, workers' compensation, unemployment compensation, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes. OSI and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government, and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sharing agreement or order.

          2.13  Employee Benefit Plans.
                ----------------------

               (a) Section 2.13(a) of the OSI Disclosure Letter lists, with respect to OSI, each subsidiary of OSI, and any trade or business (whether or not incorporated) which is treated as a single employer with OSI (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and subject to ERISA, sponsored, maintained, contributed to or required to be contributed to by OSI or any ERISA Affiliate, (ii) each loan to a non-officer employee in excess of $50,000, all loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right or other stock-based incentive plans, programs, arrangements, or agreements, (iii) all supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section
129), life insurance or accident insurance, bonus, pension, profit sharing, savings, deferred compensation or other welfare, retirement or incentive plans, programs, policies or contracts or arrangements which are not employee benefit plans as otherwise covered under clause (i) or
(ii) above, (iv) other material fringe or employee benefit plans, programs, policies or contracts or arrangements that apply to senior management of OSI and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance or consulting agreements, written or otherwise, as to which unsatisfied obligations of OSI of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant, agent, officer or director of OSI (together, the "OSI Employee Plans").

          (b) OSI has made available to LRC a copy of each of the OSI Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee or other communications relating thereto) and has, with respect to each OSI Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any OSI Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. OSI has also furnished LRC with the most recent Internal Revenue Service determination letter issued with respect to each such OSI Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any OSI Employee Plan subject to Code Section 401(a).

          (c) (i) Other than continued health care coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), none of the OSI Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any OSI Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect on OSI; (iii) each OSI Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and OSI and each of its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party with respect to, any of the OSI Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on OSI; (iv) neither OSI nor any ERISA Affiliate nor any of the Employee Plans nor any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which OSI, any ERISA Affiliate, any of the OSI Employee Plans, any such trust, any trustee or administrator thereof, or any party dealing with the OSI Employee Plans or any such trust could be subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the OSI Employee Plans and that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on OSI; (v) neither OSI nor any subsidiary of OSI has any liabilities or obligations with respect to any OSI Employee Plan, whether or not accrued, contingent or otherwise, except as described in any of the OSI SEC Documents;
(vi) with respect to each OSI Employee Plan that is subject to Title IV of ERISA, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA (except any failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, which failure shall be deemed a "reportable event" for purposes hereof) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no OSI Employee Plan is or at any time has been subject to, and neither OSI nor any subsidiary or ERISA Affiliate has at any time incurred or reasonably expects to incur any liability under Title IV of ERISA or Section 412 of the Code. To the extent the representation in clause (vii) of the immediately preceding sentence applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the OSI Employee Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which OSI or any ERISA Affiliate made, or was required to make, contributions within the last six (6) years. With respect to each OSI Employee Plan subject to ERISA that is either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, OSI has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and, to OSI's knowledge, OSI has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such OSI Employee Plan except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of OSI is threatened, against or with respect to any such OSI Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither OSI nor any subsidiary or ERISA Affiliate is a party to, or has at any time made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each OSI Employee Plan, OSI and each of its ERISA Affiliates has complied, except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on OSI, with (i) the applicable health care continuation and notice provisions of COBRA and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former officer, director, agent employee or other service provider of OSI or any subsidiary or other ERISA Affiliate to severance benefits or any other payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such officer, director, agent employee or service provider under any OSI Employee Plan or otherwise.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by OSI, any OSI subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any OSI Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in OSI's financial statements.

               (g) No amounts payable under any of the OSI Employee Plans or any other agreement arrangements with respect to which OSI may have any liability could give rise to the payment of any amount that would fail to be deductible for Federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

               (h) With respect to each OSI Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of OSI or any ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

          2.14  Employee Matters.
                ----------------

               (a) OSI and each of its subsidiaries has good labor relations, are in compliance in all respects with all currently applicable laws, regulations and agreements respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not, individually or in the aggregate, have a Material Adverse Effect on OSI. There are no pending claims against OSI or any of its subsidiaries under any workers compensation plan or policy or for long term disability which would have, individually or in the aggregate, a Material Adverse Effect on OSI. Neither OSI nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a Material Adverse Effect on OSI. There are no controversies pending or, to the knowledge of OSI or any of its subsidiaries, threatened, between OSI or any of its subsidiaries and any of their respective employees, which controversies would have, individually or in the aggregate, a Material Adverse Effect on OSI. Neither OSI nor any of its subsidiaries is (or has in the past been) a party to any collective bargaining agreement or other labor union contract, nor does OSI nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any of its employees.

               (b) To OSI's knowledge, no employee of OSI or its subsidiaries
(i) is in violation of any term of any employment contract, nondisclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by LRC, OSI or their subsidiaries because of the nature of the business conducted or presently proposed to be conducted by LRC, OSI or their subsidiaries or to the use of trade secrets or proprietary information of others or (ii) has given notice to OSI, nor is OSI aware that any member of senior management, any key employee or any other person listed as a "key person" on Section 2.14 of the OSI Disclosure Letter intends to terminate his or her employment with OSI or its subsidiaries.

          2.15  Interested Party Transactions.  Neither OSI nor any of its
                -----------------------------
subsidiaries is indebted to any director, officer, employee or agent of OSI or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to OSI or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since the IPO Date. To the knowledge of OSI, no director, officer, employee or agent of OSI or any of its subsidiaries has any equity interest or other arrangement with any entity described in the second to last sentence of Section 2.1 or with any competitor, supplier or customer of OSI or any of its subsidiaries, other than less than 1% equity interests in publicly traded companies.

          2.16  Insurance.  OSI and each of its subsidiaries have policies of
                ---------
insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of OSI and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and OSI and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. OSI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.17  Pooling of Interests.  To the knowledge of OSI, after
                --------------------
consultation with its independent auditors, neither OSI nor any of its subsidiaries, nor any of their respective directors, officers or stockholders has taken any action or failed to take any action, which action or failure would prevent LRC from accounting for the Merger as a pooling of interests.

          2.18  Brokers' and Finders' Fees.  Except for payment obligations to
                --------------------------
Deutsche Morgan Grenfell disclosed to LRC, neither OSI nor its subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.19  Registration Statement; Joint Proxy Statement/Prospectus.  The
                --------------------------------------------------------
information supplied by OSI for inclusion in the Registration Statement on Form S-4 (the "Registration Statement") pursuant to which the shares of LRC Common Stock issuable in the Merger will be registered with the SEC shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by OSI for inclusion in the joint proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of OSI and LRC in connection with the meeting of OSI's stockholders to consider the Merger (the "OSI Stockholders Meeting") and the meeting of LRC's stockholders to consider the Merger (the "LRC Stockholders Meeting") (such Proxy Statement as amended or supplemented, together with the letters to stockholders, notices of meeting, forms of proxies to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of OSI or LRC, at the time of the OSI Stockholders Meeting or the LRC Stockholders Meeting, or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the OSI Stockholders Meeting or the LRC Stockholder Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event or information should be discovered by OSI which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, OSI shall promptly inform LRC and Merger Sub. Notwithstanding the foregoing, OSI makes no representation, warranty or covenant with respect to any information supplied by LRC or Merger Sub which is contained in any of the foregoing documents.

          2.20  Opinion of Financial Advisor.  The financial advisor of OSI,
                ----------------------------
Deutsche Morgan Grenfell, has delivered to OSI a written opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair from a financial point of view to the stockholders of OSI as of the date hereof. A copy of the written opinion of Deutsche Morgan Grenfell will be delivered to LRC as soon as practicable after the date of this Agreement.

          2.21  Title to Property.  OSI and its subsidiaries have good and valid
                -----------------
title to all of their respective properties, interests in properties and assets, real and personal, reflected in the OSI Balance Sheet or acquired after December 31, 1996 (except properties, interests in properties and assets sold or otherwise disposed of since December 31, 1996 in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) any lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt reflected on the OSI Balance Sheet or (iv) those liens which would not, individually or in the aggregate, have a Material Adverse

Effect on OSI. The plants, property and equipment of OSI and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of OSI and its subsidiaries are reflected in the OSI Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 identifies each parcel of real property owned or leased by OSI or any of its subsidiaries.

          2.22  Section 203 of the Delaware Law Not Applicable.  Assuming LRC
                ----------------------------------------------
and its subsidiaries have not owned at any time, and will not acquire prior to the Effective Time, shares of (or shares convertible into) OSI equity, the Board of Directors of OSI has taken all actions necessary so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

          2.23  Lack of Ownership of LRC Common Stock.  Neither OSI nor any of
                -------------------------------------
its subsidiaries owns any shares of LRC Common Stock or other securities convertible into LRC Common Stock.

          2.24  Agreements, Contracts and Commitments.  Except as set forth in
                -------------------------------------
the OSI Disclosure Letter, neither OSI nor any of its subsidiaries is a party to or is bound by:

               (a) any collective bargaining agreements;

               (b) any agreements or arrangements that contain any severance pay or postemployment liabilities or obligations other than OSI Employee Plans;

               (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements other than OSI Employee Plans;

               (d) any employment or consulting agreement, contract or binding commitment with any employee, not terminable by OSI or any of its subsidiaries on thirty days notice without liability;

               (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (f) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between OSI or any of its subsidiaries and any of its officers or directors;

               (g) any agreement, contract or commitment containing any covenant limiting the freedom of OSI or any of its subsidiaries to engage in any line of business or compete with any person;

               (h) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $250,000 and not cancelable at will without penalty;

               (i) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (j) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (k) any joint marketing or development agreement, distribution agreement or royalty agreement; or

               (l) any other agreement, contract or commitment (excluding real and personal property leases) which require payment by OSI or any of its subsidiaries under any such agreement, contract or commitment of $250,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days other than purchase order commitments for inventory in the ordinary course of business and consistent with past practices.

          Neither OSI nor any of its subsidiaries, nor to OSI's knowledge any other party to an OSI Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which OSI is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "OSI Contract") in such a manner as would permit any other party to cancel or terminate any such OSI Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on OSI.

          2.25  Representations Complete.  None of the representations or
                ------------------------
warranties made by OSI herein or in any Schedule or Exhibit hereto, including the OSI Disclosure Letter, or certificate furnished by OSI pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF LRC AND MERGER SUB

          LRC and Merger Sub represent and warrant to OSI that the statements contained in this Article 3 are true and correct, except as disclosed in writing in the disclosure letter supplied by LRC and Merger Sub as of the date hereof and certified by a duly authorized officer of LRC (the "LRC Disclosure Letter"). The LRC Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 3, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article 3.

          3.1  Organization; Subsidiaries.  Each of LRC and its subsidiaries,
               --------------------------
including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of LRC and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on LRC. LRC has made available to OSI true and complete copies of LRC's Certificate of Incorporation and Bylaws and similar governing instruments of its subsidiaries, each as amended to date. Neither LRC nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents, and each such document is in full force and effect on the date hereof. LRC does not own, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. LRC does not conduct any part of its business operations through any subsidiaries or through any other entity in which LRC has an equity investment.

          3.2  Capital Structure.
               -----------------

               (a) The authorized capital stock of LRC consists of 90,000,000 shares of LRC Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value ("LRC Preferred Stock"). As of March 14, 1997, (i) 30,666,060 shares of LRC Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of LRC Preferred Stock were issued and outstanding; (iii) 0 shares of LRC Common Stock or LRC Preferred Stock were held in the treasury of LRC or by subsidiaries of LRC; and (iv) 4,145,420 shares of LRC Common Stock were reserved for future issuance pursuant to LRC's Amended 1981 Incentive Stock Option Plan, Amended 1984 Incentive Stock Plan, and Amended 1991 Stock Option Plan (the "LRC Stock Option Plans"), LRC's 1996 Performance - Based Restricted Stock Plan (the "LRC Restricted Stock Plan") and LRC's Amended 1984 Employee Stock Purchase Plan (the "LRC Purchase Plan" and, together with the LRC Stock Option Plans and the LRC Restricted Stock Plan, the "LRC Stock Plans"). The shares reserved under the LRC Stock Plans include: (A) 0 shares reserved for issuance under the Amended 1981 Stock Option Plan; (B) 111,198 shares reserved for issuance under the Amended 1984 Stock Option Plan, 111,198 of which were subject to or reserved for outstanding options and 0 of which were reserved for future option grants; (C) 3,378,927 shares reserved for issuance under the Amended 1991 Stock Option Plan, 3,076,148 of which were subject to or reserved for outstanding options and 302,779 of which were reserved for future option grants; (D) 120,117 shares reserved for issuance under the LRC Restricted Stock Plan, 0 of which were subject to outstanding awards and 120,117 of which were reserved for future issuance; and (E) 535,178 shares reserved for future issuance under the LRC Purchase Plan. No change in such capitalization has occurred since such date other than the exercise and termination of outstanding stock options and restricted stock awards and the accrual of rights under the LRC Purchase Plan, all in the ordinary course. All shares of LRC Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. The shares of LRC Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

               (b) LRC owns beneficially and of record, directly or through a subsidiary, all outstanding shares of capital stock of each of its subsidiaries (including 100% of the outstanding shares of Merger Sub Common Stock) free and clear of any security interest, claim, lien, pledge, right, voting trust or proxy or other encumbrance or restriction whatsoever. There are no obligations, contingent or otherwise, of LRC or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of LRC Common Stock or the capital stock of any LRC subsidiary or make any investment (in the form of a loan, capital contribution or otherwise), in any such subsidiary or any other entity other than guarantees of bank obligations of such subsidiaries entered into in the ordinary course of business.

               (c) Except as set forth in Section 3.2(a) or (b), there are no equity securities of any class of LRC or its subsidiaries, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2(a) or (b), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which LRC or any of its subsidiaries is a party or by which any of them is bound obligating LRC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of LRC or any of its subsidiaries or obligating LRC or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, to the knowledge of LRC, there are no voting trusts, proxies or other agreements or understandings with respect to the capital shares of LRC or its subsidiaries.

          3.3  Authority; Absence of Conflicts; Consents.  (a)  LRC has all
               -----------------------------------------
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of LRC, subject only to the approval of the Merger by LRC's stockholders. A vote of the holders of a majority of the outstanding shares of the LRC Common Stock is the only approval required for the LRC stockholders to adopt this Agreement and the transactions contemplated hereby. The Board of Directors of LRC has, prior to the date hereof, unanimously (x) approved this Agreement and the Merger, (y) determined that the Merger is in the best interests of the stockholders of LRC and is on terms that are fair to such stockholders and (z) determined to recommend that the stockholders of LRC approve the Share Issuance. This Agreement has been duly and validly executed and delivered by LRC and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of LRC enforceable against LRC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery of this Agreement by LRC does not, and the performance of this Agreement by LRC will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of LRC or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the adoption by LRC's stockholders of this Agreement as contemplated in Section 6.1 and compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to LRC or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of LRC or its subsidiaries or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of LRC or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which LRC or any of its subsidiaries is a party or by which LRC or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on LRC. The LRC Disclosure Letter lists all material consents, waivers and approvals under any of LRC's or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which in aggregate would not have a Material Adverse Effect on LRC.

          (b) No consent, approval, order or authorization of, or registration declaration or filing with any Governmental Entity is required by or with respect to LRC or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the HSR Act, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (vii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of LRC Common Stock issuable in the Merger and upon assumption by LRC of the OSI Stock Plans, (viii) the filing of a Form S-8 Registration Statement with the SEC relating to the LRC 1997 Equity Incentive Plan and the assumption by

LRC of the OSI Stock Plans, and (ix) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on LRC or OSI or have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

          3.4  SEC Documents; Financial Statements; Undisclosed Liabilities.
               ------------------------------------------------------------

               (a) LRC has filed all forms, reports and documents required to be filed with the SEC since June 30, 1995, and has made available to OSI such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that LRC may file subsequent to the date hereof until the Closing) are referred to herein as the "LRC SEC Documents." As of their respective dates, the LRC SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such LRC SEC Documents, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of LRC's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in LRC SEC Documents (the "LRC Financial Statements"), including any LRC SEC Documents filed after the date hereof until the Closing, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of LRC and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of LRC, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of LRC contained in LRC's Form 10-Q for the quarter ended December 31, 1996 is hereinafter referred to as the "LRC Balance Sheet." Neither LRC nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) whether or not of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which individually or in the aggregate are or would be reasonably likely to have a Material Adverse Effect on LRC other than (i) liabilities reflected in the LRC Balance Sheet, and (ii) normal or recurring liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practice. The inventories shown on the LRC Balance Sheet are (and on LRC balance sheets included in future LRC SEC Documents except as disclosed therein will be) of a quantity and quality useable and saleable in accordance with good business practices and represent a distribution of the types of inventories utilized in the business of LRC in accordance with good business practices. Additions and deletions from the inventories since the date thereof have been in the ordinary course of business. The amounts shown for inventories on the LRC Balance Sheet have been (and on LRC balance sheets included in future LRC SEC Documents except as disclosed therein will be) determined in accordance with generally accepted accounting principles on a first-in, first-out basis and are stated at lower of cost or market.

               (c) LRC has heretofore made available to OSI a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by LRC with the SEC pursuant to the Securities Act or the Exchange Act.

          3.5  Absence of Changes.  (a)  Since December 31, 1996, except as
               ------------------
expressly contemplated by this Agreement or in Section 4 of the LRC Disclosure Letter, the business of LRC and its subsidiaries has been operated in the ordinary course consistent with past practices, and:

                   (i) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of LRC and its subsidiaries taken as a whole, and no event has occurred (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect on LRC;

                   (ii) none of LRC or its subsidiaries has (x) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (y) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; and

                   (iii) there has been no amendment to the Certificate of Incorporation (other than the Charter Amendments described in Section 4.1), Bylaws or other charter or organizational documents of LRC or its subsidiaries, and none of LRC or its subsidiaries has effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction.

               (b) Since December 31, 1996 through the date of this Agreement:

                   (i) none of LRC or its subsidiaries has effected or been a party to any merger, consolidation, share exchange, business combination or similar transaction, or has made any capital expenditure in any calendar month which, when added to all other capital expenditures made on behalf of LRC or its subsidiaries in such calendar month results in such capital expenditures exceeding $5,000,000 in the aggregate;

                   (ii) none of LRC or its subsidiaries has entered any material agreement other than in the ordinary course of business and as made available to OSI, nor has there occurred any amendment or termination of, or default under, any material agreement to which LRC or any of its subsidiaries is a party or by which it is bound which would result in a Material Adverse Effect on LRC;

                   (iii) none of LRC or its subsidiaries has written off as uncollectible, or established any extraordinary reserve with respect to, any material amount of accounts receivable or other indebtedness;

                   (iv) none of LRC or its subsidiaries has incurred or guaranteed any indebtedness for borrowed money, or made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any lien, claim or encumbrance except for encumbrances of assets made in the ordinary course of business and consistent with past practices;

                   (v) none of LRC or its subsidiaries has (x) established or adopted any employee benefit plan, (y) caused or permitted any employee benefit plan or rights or agreements granted thereunder to be amended in any material respect, or (z) except for bonus, profit-sharing and similar payments made in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, materially increased the amount of commissions payable to, or materially increased the amount of the wages, salary, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                   (vi) none of LRC or its subsidiaries has changed any of its methods of accounting or accounting practices in any material respect;

                   (vii) none of LRC or its subsidiaries has made any material Tax election;

                   (viii) none of LRC or its subsidiaries has commenced, settled or received a notice or threat of any lawsuit or proceeding (including without limitation any claim involving Intellectual Property) or governmental investigation of LRC or its subsidiaries; and

                   (ix) none of LRC or its subsidiaries has agreed or committed to take any of the actions referred to in clauses (i) through (viii) above.

          3.6  Litigation.  There is no private or governmental action, suit,
               ----------
claim or proceeding (collectively, "Litigation") of any nature pending or to LRC's knowledge threatened against LRC or its subsidiaries, their properties or any of their officers or directors, in their respective capacities as such involving Intellectual Property rights of LRC or in which injunctive or other equitable relief or damages in excess of $1,000,000 are requested against LRC or its subsidiaries or which could otherwise result in a Material Adverse Effect on LRC. As of the date hereof, there is no Litigation of any nature pending or to LRC's knowledge threatened against LRC or its subsidiaries, their properties or any of their officers or directors, in their respective capacities as such which in any manner challenges or seeks to (or is reasonably likely

to) prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Except as set forth in Section 3.6 of the LRC Disclosure Letter, to LRC's knowledge, there is no investigation or review pending or threatened against LRC or its subsidiaries, their properties or any of their officers or directors (in their capacities as such) by or before any Governmental Entity (collectively, "Government Claims"). With respect to any Litigation or Government Claims listed in Section 3.6 of the LRC Disclosure Letter in response to the preceding three sentences, such Disclosure Letter also sets forth the forum, the parties thereto, the subject matter thereof and the amount of damages or other remedy requested.

          3.7  Restrictions on Business Activities.  There is no material
               -----------------------------------
agreement, judgment, injunction, order or decree binding upon LRC or any of its subsidiaries which has the effect of prohibiting or impairing any current or future business practice of LRC or any of its subsidiaries, any acquisition of property (tangible or intangible) by LRC or any of its subsidiaries or the conduct of business by LRC or any of its subsidiaries as currently conducted or as proposed to be conducted by LRC and its subsidiaries.

          3.8  Compliance With Laws.  Each of LRC and its subsidiaries has
               --------------------
complied with, is not in violation of, has not received any notices of violation with respect to, and holds all licenses, permits and authorizations required by any federal, state, local or foreign statute, law, regulation, decree, judgment or order with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures as would not have, individually or in the aggregate, a Material Adverse Effect on LRC.

          3.9  Governmental Authorization.  LRC and each of its subsidiaries
               --------------------------
has obtained and is in compliance with each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which LRC or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of LRC's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "LRC Authorizations"), and all of such LRC Authorizations are in full force and effect, except where the failure to obtain or have any of such LRC Authorizations would not, individually or in the aggregate, have a Material Adverse Effect on LRC.

          3.10  Intellectual Property.
                ---------------------

               (a) LRC and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use Intellectual Property that is used or proposed to be used in the business of LRC and its subsidiaries as currently conducted or as proposed to be conducted by LRC and its subsidiaries, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on LRC. Each License to which LRC or any of its subsidiaries is a party with respect to Intellectual Property of LRC or its subsidiaries, or with respect to Intellectual Property of third parties, is valid and enforceable in accordance with its terms and is not the subject of any notice of termination or nonrenewal, except where such lack of validity or enforceability or notice of termination or nonrenewal has not had and would not reasonably be expected to have a Material Adverse Effect on LRC.

               (b) The execution, delivery and performance of this Agreement and the summation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any LRC Intellectual Property rights (the "LRC Intellectual Property Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any LRC Intellectual Property rights or impair the right of LRC and its subsidiaries to use, sell or license any LRC Intellectual Property Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on LRC.

               (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by LRC or any of its subsidiaries violates any license or agreement between LRC or any of its subsidiaries and any third party or infringes any Intellectual Property right of any other party; and (ii) there is no pending or, to the knowledge of LRC, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any LRC Intellectual Property rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on LRC.

               (d) LRC has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all LRC Intellectual Property rights.

          3.11    Environmental Matters.  Except for such cases that,
                  ---------------------
individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on LRC, LRC and each of its subsidiaries (i) has obtained all applicable permits, licenses and other authorizations that are required by LRC or such subsidiary or any of their respective agents under applicable Environmental Laws; (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) is not aware of and has not received notice of any (A) claim, act, suit, proceeding or investigation, or (B) event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from LRC's or any of its subsidiaries' (or any of their respective agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment of any Hazardous Material or other non-compliance with any applicable Environmental Law; (iv) has not disposed of any Hazardous Material into the soil or groundwater at any properties owned, leased or used by LRC, either now or in the past, or at any other property that might reasonably be expected to result in any assessment or remedial action by any Governmental Entity; and (v) has taken all actions necessary under applicable requirements of Federal, state, local and foreign laws, rules or regulations to register any products or materials required to be registered by LRC or any of its subsidiaries (or any of their respective agents) thereunder.

          3.12  Employee Benefit Plans.  Each material employee benefit plan,
                ----------------------
program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by LRC or any trade or business (whether or not incorporated) which is treated as a single employer with LRC (an "ERISA Affiliate") within the meaning of
Section 414(b), (c), (m) or (o) of the Code (the "LRC Employee Plans"), which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986, stating that such LRC Employee Plan is so qualified, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each LRC Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither LRC nor any ERISA Affiliate of LRC has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any LRC Employee Plan.

          3.13  Employee Matters.  Lam and each of its subsidiaries has good
                ----------------
labor relations and there are no controversies pending, or to the knowledge of Lam, threatened, between Lam or any of its subsidiaries and any of their respective employees, which failure to have good labor relations or controversies would have, individually or in the aggregate, a Material Adverse Effect on LRC.

          3.14  Pooling of Interests.  To the knowledge of LRC, after
                --------------------
consultation with its independent auditors, neither LRC nor any of its subsidiaries, nor any of their respective directors, officers or stockholders has taken any action or failed to take any action, which action or failure would prevent it from accounting for the Merger as a pooling of interests.

          3.15  Brokers' and Finders' Fees.  Except for payment obligations to
                --------------------------
Smith Barney Inc. disclosed to OSI, neither LRC nor its subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.16  Registration Statement; Joint Proxy Statement/Prospectus.  The
                --------------------------------------------------------
information supplied by LRC for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by LRC for inclusion in the Proxy Statement to be sent to the stockholders of LRC and stockholders of OSI in connection with the LRC Stockholders Meeting and the OSI Stockholders Meeting shall not, on the date the Joint Proxy Statement is first mailed to the stockholders of OSI and LRC, at the time of the LRC Stockholders Meeting or the OSI Stockholders Meeting, or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the LRC Stockholders Meeting or the OSI Stockholder Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event or information should be discovered by LRC which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, LRC shall promptly inform OSI. Notwithstanding the foregoing, LRC makes no representation, warranty or covenant with respect to any information supplied by OSI which is contained in any of the foregoing documents.

          3.17  Opinion of Financial Advisor.  The financial advisor of LRC,
                ----------------------------
Smith Barney Inc., has delivered to the Board of Directors of LRC an opinion dated the date of this Agreement to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to LRC. A copy of the written opinion of Smith Barney Inc. will be delivered to OSI as soon as practicable after the date of this Agreement.

          3.18  Interim Operations of Merger Sub.  Merger Sub was formed solely
                --------------------------------
for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          3.19  Agreements, Contracts and Commitments.  LRC has not breached, or
                -------------------------------------
received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreements, contract or commitment filed as an exhibit to the LRC SEC Reports ("LRC Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from LRC under any LRC Material Contract, except where such cancellation, termination or damages would not have a Material Adverse Effect on LRC. Each LRC Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which LRC is aware by any party obligated to LRC pursuant to such LRC Material Contract, except where such failure to be in full force and effect or such default would not have a Material Adverse Effect on LRC.

          3.20  Lack of Ownership of OSI Common Stock.  Neither LRC nor any of
                -------------------------------------
its subsidiaries owns any shares of OSI Common Stock or other securities convertible into OSI Common Stock.

          3.21  Interested Party Transactions.  Except as disclosed in the LRC
                -----------------------------
SEC Documents, neither LRC nor any of its subsidiaries is indebted to any director, officer, employee or agent of LRC or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to LRC or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since June 30, 1995. To the knowledge of LRC, no director, officer, employee or agent of LRC or any of its subsidiaries has any equity interest or other arrangement with any entity described in the second to last sentence of Section 3.1 or with any competitor, supplier or customer of LRC or any of its subsidiaries, other than less than 1% equity interests in publicly traded companies.

          3.22  Representations Complete.  None of the representations or
                ------------------------
warranties made by LRC herein or in any Schedule hereto, including the LRC Disclosure Letter, or certificate furnished by LRC pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE 4

                      CONDUCT PRIOR TO THE EFFECTIVE TIME


          4.1  Conduct of Business of OSI and LRC.  During the period from the
               ----------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of OSI and LRC agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), (i) to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, (iii) to pay or perform other obligations when due, and (iv) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries. Each of OSI and LRC agrees to use its best efforts to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would have a Material Adverse Effect. LRC agrees that it will not grant more than 500,000 options to purchase shares of LRC Common Stock under the LRC Stock Option Plans between the date of this Agreement and the Effective Time. Without limiting the foregoing, except as expressly contemplated by this Agreement or in Section 4.1 of the LRC Disclosure Letter or
Section 4 of the OSI Disclosure Letter, neither

OSI nor LRC shall do, agree to do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, agree to do, cause or permit any of the following, without the prior written consent of the other:

               (a) Charter Documents.  Adopt or propose any change or
                   -----------------
amendment in its Certificate of Incorporation or Bylaws that would have any adverse impact on the transactions contemplated by this Agreement or which would amend or modify the terms or provisions of the capital stock of LRC or OSI; provided, however, that, notwithstanding any other provision of this Agreement,
--------  -------
LRC may propose the amendments to its Certificate of Incorporation described in
Section 4.1 of the LRC Disclosure Letter (the "Charter Amendments") for adoption at the LRC Stockholders Meeting;

               (b) Dividends; Changes in Capital Stock.  Declare or pay any
                   -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with existing agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c) Stock Option Plans, Etc.  Waive any stock repurchase rights,
                   ------------------------
accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans, reprice options granted under such plans, or authorize cash payments in exchange for any options or other rights granted under any of such plans; provided,
                                                                 --------
however, that, notwithstanding any other provision of this Agreement, LRC may
-------
take all actions reasonably necessary to implement at the time of the LRC Stockholders Meeting a new equity incentive plan permitting grants of options, restricted stock, and other equity incentives (the "1997 Equity Incentive Plan"), and to reserve up to 3,000,000 shares of LRC Common Stock for issuance pursuant to such plan; or

               (d) Pooling.  Take any action, which to the knowledge of such
                   -------
party would prevent LRC from accounting for the Merger as a pooling of interests.

          4.2  Conduct of Business of OSI.  During the period from the date of
               --------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, OSI shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of LRC, except as set forth in Section 4 of the OSI Disclosure Letter:

               (a) Material Contracts.  Enter into any material contract or
                   ------------------
commitment outside the ordinary course of business, or violate, amend or otherwise modify or waive any of the terms of its material contracts other than modifications that are not adverse to OSI and its subsidiaries, or enter into or renew any distribution or representation agreement without the written consent of LRC (such consent not to be unreasonably withheld);

          (b) Issuance of Securities.  Issue, deliver or sell or authorize or
              ----------------------
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of OSI Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that OSI may, in the ordinary course of business consistent with past practice, grant options for the purchase of OSI Common Stock under the OSI Stock Option Plans (not to exceed an aggregate of 200,000 options to purchase shares of OSI Common Stock or more than 100,000 options in each sixty day period after the date of this Agreement);

          (c) Intellectual Property.  Transfer or license to any person or
              ---------------------
entity, or otherwise extend, amend or modify in any material respect, any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (d) Exclusive Rights.  Enter into or amend any agreements pursuant to
              ----------------
which any other party is granted exclusive marketing, distribution or other rights with respect to any of its business, products or technology;

          (e) Dispositions.  Sell, lease, license or otherwise dispose of or
              ------------
encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

          (f) Indebtedness.  Incur any indebtedness for borrowed money (other
              ------------
than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities or warrants or rights to acquire debt securities of others;

          (g) Leases. Enter into any operating lease, except in the ordinary
              ------
course of business consistent with past practice;

          (h) Payment of Obligations.  Pay, discharge or satisfy any claim,
              ----------------------
liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the OSI Financial Statements or in the ordinary course of business and consistent with past practices;

          (i) Capital Expenditures.  Make any capital expenditures in any
              --------------------
calendar month except those made in the ordinary course of business and consistent with past practice which, when added to all other capital expenditures made by OSI and its subsidiaries in that month, do not exceed $250,000 in the aggregate;

          (j) Insurance.  Materially reduce the amount of any material insurance
              ---------
coverage provided by existing insurance policies;

          (k) Employee Benefit Plans; Pay Increases.  Adopt or amend any
              -------------------------------------
employee benefit or stock purchase or option plan, or enter into or amend any employment contract, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its officers or employees except for reasonable salary increases to non-officer employees in accordance with OSI's written compensation plan and consistent with past practices;

          (l) Severance Arrangements.  Grant any severance or termination pay to
              ----------------------
any director, officer or other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed to LRC, or adopt any new severance plan;

          (m) Claims; Lawsuits.  Waive, release, assign, settle or compromise
              ----------------
any material claim or litigation, or commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with LRC prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (n) Acquisitions.  Acquire or agree to acquire by merging or
              ------------
consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets or enter into any joint ventures, strategic partnerships or alliances;

          (o) Taxes.  Other than in the ordinary course of business, make or
              -----
change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (p) Revaluation.  Revalue any of its assets, including without
              -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (q) Other.  Take or agree in writing or otherwise to take, any of the
              -----
actions described in Sections 4.2(a) through (p) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          4.3  Acquisition Proposals.
               ---------------------

               (a) OSI agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall not authorize or permit its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information) any inquiries, expressions of interest or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or any of the equity securities of, it or any of its subsidiaries that, in any such case, could reasonably be expected to interfere with the completion of the Merger or the other transactions contemplated by this Agreement (any such inquiry, expression of interest, proposal or offer being hereinafter referred to as an "Acquisition Proposal").
                                                       --------------------
OSI further agrees that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall not authorize or permit its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, directly or indirectly, have any discussion with or provide any confidential information or data to any individual, group, organization, corporation, partnership, or entity of any kind (a "Person") relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall
          --------  -------
prevent OSI or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussion or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of OSI or withdrawing or modifying its recommendation in favor of this Agreement and the Merger in compliance with Sections 5.1 and 7.1(f), if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) a majority of the members of the Board of Directors of OSI concludes in good faith (after consultation with its financial advisors) that such Acquisition Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to OSI's stockholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior
                                                               --------
Proposal"), (ii) a majority of the members of the Board of Directors of OSI
-------
concludes in good faith (after consultation with outside counsel) that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, such Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement previously entered into between LRC and OSI in connection with their consideration of the Merger, and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of OSI notifies LRC of such inquiries, expressions of interest, proposals or offers received by, any such information requested from, or any such discussions or negotiations to be initiated or continued with, any of OSI's representatives indicating, in connection with such notice, the name of such Person and the terms and conditions of any proposals or offers. OSI agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. OSI agrees that it will take the necessary steps to promptly inform the officers, directors and other representatives referred to in the first sentence hereof of the obligations undertaken in this Section 4.3. OSI agrees that it shall keep LRC informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

               (b) LRC shall not, and shall not permit any of its subsidiaries to, authorize or enter into an agreement relating to an Alternative Transaction (as defined in Section 7.2) involving LRC until two days after the Effective Time. LRC shall notify OSI immediately of any proposals or offers received by LRC relating to an Alternative Transaction involving LRC and will keep OSI informed, on a current basis, of the status and terms of any such proposals or offers and the status of any related discussions or negotiations and shall consult with OSI with respect thereto. Subject to LRC's obligations described in
Section 5.1, this Agreement does not prohibit LRC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act or from making any disclosure to LRC's stockholders if, in the good faith judgment of the Board of Directors of LRC, after consultation with outside counsel, failure so to disclose would be inconsistent with its duties to LRC or the LRC stockholders under applicable law.

          4.4  Organization of Merger Sub; Authorization of Shares,
               ---------------------------------------------------
               the Merger and this Agreement.
               ------------------------------

               (a) Subject to the terms and conditions of this Agreement, LRC shall take, and cause to be taken, all actions necessary, proper or appropriate under applicable laws and regulations such that, at all times from the date of this Agreement until the Effective Time: (i) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware,
(ii) LRC owns all of the outstanding capital stock of Merger Sub, (iii) except as contemplated in clause (ii) and by the terms of this Agreement, Merger Sub has no outstanding shares of capital stock or any options, warrants, calls, subscriptions or other rights or agreements or commitments obligating it to issue, transfer or sell any shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares, (iv) the Certificate of Incorporation and Bylaws of Merger Sub are in the form provided to OSI, and (v) except as related to the Merger, this Agreement and the consummation of the transactions contemplated hereby, Merger Sub has not or will not engage in any business or activities (other than organizational matters) or incur or be subject to any commitments or liabilities.

               (b) LRC, as the sole stockholder of Merger Sub, shall take, and shall cause to be taken, all actions necessary, proper or appropriate under applicable laws and regulations such that LRC shall (i) approve and adopt this Agreement and the transactions contemplated by this Agreement and (ii) cause Merger Sub to perform, in each case, the respective duties of Merger Sub pursuant of this Agreement.


                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS


          5.1  Stockholder Approvals.  Subject to the terms and conditions
               ---------------------
contained herein, (i) this Agreement shall be submitted for approval to the OSI stockholders at the OSI Stockholders Meeting to be duly held for this purpose by OSI, and (ii) the issuance of LRC Common Stock in connection with the Merger (the "Share Issuance") shall be submitted for approval to the LRC stockholders at the LRC Stockholders Meeting to be duly held for this purpose by LRC. OSI and LRC shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof (and, in any event, no later than 45 days after the Registration Statement is declared effective). OSI and LRC shall recommend that their respective stockholders approve such matters and such recommendation shall be contained in the Joint Proxy Statement and shall not modify or withdraw such recommendation in any circumstance, except, in the case of OSI, to the extent that the Board of Directors of OSI shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger and terminated this Agreement in accordance with Section 7.1(f).

          5.2  Board of Directors and Officers of LRC.  The Board of Directors
               --------------------------------------
of LRC shall take all action necessary such that (a) the size of the LRC Board of Directors shall be increased by two directors and, on the business day following the Effective Time, James W. Bagley and Richard J. Elkus, Jr. shall be appointed to the LRC Board to fill the resulting vacancies and Mr. Elkus shall be appointed to the Audit Committee of the LRC Board, and (b) an Office of the Chairman will be created at LRC. The Office of the Chairman shall include Roger
D. Emerick and Mr. Bagley. Mr. Emerick shall be the Chairman of the Board, and, on the business day following the Effective Time, Mr. Bagley shall be the Chief Executive Officer of LRC.

          5.3  Cooperation.
               -----------

               (a) As promptly as practicable after the execution of this Agreement, OSI and LRC shall prepare and file with the SEC preliminary proxy materials including the Joint Proxy Statement (which shall also relate to the approval of the 1997 Equity Incentive Plan and, if LRC elects, the Charter Amendments) and, as promptly as practicable following receipt of SEC comments thereon, LRC shall file the Registration Statement with the SEC, and LRC and

OSI shall use their reasonable best efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act. Each of LRC and OSI will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the proxy materials, the Registration Statement or any other filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the SEC, or its staff and any other government officials, on the other hand, with respect to the proxy materials, the Registration Statement or other filing. The proxy materials, Registration Statement and the other filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the proxy materials, the Registration Statement or any other filing, LRC or OSI, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to stockholders of LRC and OSI, as the case may be, such amendment or supplement.

          (b) As soon as is reasonably practicable, LRC and OSI shall take all such action as may be necessary to comply with state blue sky or securities laws in connection with the transactions contemplated by this Agreement. If any "fair price", "moratorium", "control share acquisition" or other form of state antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of OSI and LRC and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

          (c) Prior to the Effective Time, LRC will file with the Nasdaq National Market a notification form for listing of additional shares covering the shares of LRC Common Stock issuable in the Merger or as a result of LRC's assumption of the OSI Stock Options described in Section 5.10.

          (d) OSI and LRC shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

          (e) OSI and LRC shall cooperate with one another in obtaining opinions of Heller Ehrman White & McAuliffe, counsel to OSI, and Shartsis, Friese & Ginsburg LLP, counsel to LRC, dated as of the Effective Time, to the effect that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code. In connection therewith, each of OSI and LRC shall deliver to Shartsis, Friese & Ginsburg LLP and Heller Ehrman White & McAuliffe representation letters substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, and OSI shall use its reasonable best efforts to obtain the representation letter substantially in the form attached hereto as Exhibit D from appropriate stockholders and shall deliver any such letters obtained to Shartsis, Friese & Ginsburg LLP and Heller Ehrman White & McAuliffe.

               (f) Subject to any limitations contained in Section 5.4, OSI and LRC shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

          5.4  Access to Information.
               ---------------------

               (a) Each of OSI and LRC shall afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its and its subsidiaries' properties, contracts, commitments, books and records (including but not limited to tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement, dated as of February 25, 1997, between OSI and LRC (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect.

               (b) Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the date of termination of this Agreement, each of LRC and OSI shall confer on a regular and frequent basis with one or more representatives of the other party to report material operational matters and the general status of ongoing operations.

          5.5  Public Disclosure.  Unless otherwise permitted by this Agreement,
               -----------------
LRC and OSI shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, or in exercise of the fiduciary duties of the Board of Directors of LRC or OSI, or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

          5.6  Consents.
               --------

               (a) Subject to the terms and conditions herein provided, OSI and LRC shall (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, (b) use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from any other Governmental Entity or any third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (c) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as possible, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby. OSI shall use all reasonable efforts to obtain all consents described in
Section 2.3(a) of the OSI Disclosure Letter prior to the Closing, and LRC shall use all reasonable efforts to obtain all consents described in Section 3.3(a) of the LRC Disclosure Letter prior to the Closing.

               (b) Notwithstanding anything to the contrary in this Agreement,
(i) neither LRC nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on LRC or on LRC combined with the Surviving Corporation after the Effective Time, and (ii) neither OSI nor any of its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a Material Adverse Effect on OSI.

          5.7  Pooling Accounting.  LRC and OSI shall each use its reasonable
               ------------------
best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of LRC and OSI shall use its reasonable best efforts to cause its "affiliates" (as defined in Section 5.8) not to take any action that would prevent LRC from accounting for the business combination to be effected by the Merger as a pooling of interests.

           5.8  Affiliate Agreements.
                --------------------

               (a) OSI shall, within five business days of the date hereof, deliver to LRC a list (reasonably satisfactory to counsel for LRC), setting forth the names of all persons who are expected to be, at the time of the OSI Stockholder Meeting, in OSI's reasonable judgment, "affiliates" of OSI for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment.

OSI shall furnish such information and documents as LRC may reasonably request for the purpose of reviewing such list. OSI shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.8 to execute a written agreement as soon as practicable after the date hereof, in substantially the form of Exhibit E-1 hereto.

               (b) LRC shall, within five business days of the date hereof, deliver to OSI a list (reasonably satisfactory to counsel for OSI) setting forth the names of all persons who are expected to be, at the time of the LRC Stockholder Meeting, in LRC's reasonable judgment, affiliates of LRC under applicable SEC accounting releases with respect to pooling of interests accounting treatment. LRC shall furnish such information and documents as OSI may reasonably request for the purpose of reviewing such list. LRC shall use its reasonable best efforts to cause each person who is identified as an affiliate in the list furnished pursuant to this Section 5.8 to execute a written agreement as soon as practicable after the date hereof in substantially the form of Exhibit E-2 hereto.

          5.9  Voting Agreement.  Each of Jerauld Cutini, Patrick O'Connor,
               ----------------
Wilbur Krusell, James Bagley, Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., TA Venture Investors Limited Partnership, Advent Industrial II L.P., and Chestnut Capital International III L.P. have executed and delivered to LRC a Voting Agreement substantially in the form of Exhibit B attached hereto concurrent with the execution of this Agreement.

          5.10  Employee Benefit Plans.
                ----------------------

               (a) At the Effective Time, each outstanding option to purchase shares of OSI Common Stock (the "OSI Stock Options") under the OSI Stock Option Plans, whether vested or unvested, will be assumed by LRC. Section 5.10 of the OSI Disclosure Letter sets forth a true and complete list as of March 14, 1997 of all holders of OSI Stock Options, including the number of shares of OSI Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. Each such OSI Stock Option so assumed by LRC under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions as were applicable under the OSI Stock Option Plans and the documents governing the OSI Stock Options immediately prior to the Effective Time, except that (i) each OSI Stock Option will be exercisable for that number of whole shares of LRC Common Stock equal to the product of the number of shares of OSI Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of LRC Common Stock, and (ii) the per share exercise price for the shares of LRC Common Stock issuable upon exercise of such OSI Stock Option will be equal to the quotient determined by dividing the exercise price per share of OSI Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent, and (iii) none of the options shall accelerate by reason of the Merger except as described in Section
5.10 of the OSI Disclosure Letter. It is the intention of the parties that the OSI Stock Options so assumed by LRC qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options immediately prior to the Effective Time. As soon as reasonably practical after the Effective Time, LRC will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding OSI Stock Option a notice describing the foregoing assumption of such options by LRC.

          (b) Conditional on the consummation of the Merger, and only to the extent permitted by the terms of the OSI Purchase Plan and the LRC Purchase Plan, OSI shall take such action as is necessary to (i) preclude the granting of additional purchase rights under the OSI Purchase Plan on or after the date hereof (including but not limited to the commencement of any new "offering period"), and (ii) convert each right to purchase shares of OSI Common Stock granted under the OSI Purchase Plan pursuant to the offering period commencing on February 1, 1997, into a right to purchase, on substantially the same terms provided under the OSI Purchase Plan, whole shares of LRC Common Stock, except at a price equal to 85% of the lesser of (A) the closing sale price of a share of OSI Common Stock on the Nasdaq National Market on February 1, 1997, divided by the Exchange Ratio, rounded up to the nearest whole cent, and (B) the closing sale price of a share of LAM Common Stock on the last day of each applicable purchase period during the offering period that began on February 1, 1997. A schedule of all current participants in the OSI Purchase Plan and their respective levels of participation in the OSI Purchase Plan as of such date is included in Section 5.10 of the OSI Disclosure Letter. Subject to the consummation of the Merger, no additional enrollments in the OSI Purchase Plan shall be accepted by OSI from and after the date hereof, and no participant in the OSI Purchase Plan shall be permitted to increase his or her level of participation in such plan. Notwithstanding any other provision of this Agreement, rights to acquire LRC Common Stock acquired by OSI employees after the Closing pursuant to the terms of this paragraph 5.10(b) shall count against all purchase limitations applicable to individual participants (including dollar value limitations, number of share limitations, etc.) contained in the LRC Purchase Plan (or any similar plan adopted by LRC) for all purposes, and LRC shall be permitted to amend the LRC Plan in any respect to reflect this limitation. The parties agree that in no event shall they be required to take any action which would preclude either the OSI Purchase Plan or the LRC Purchase Plan to qualify for treatment under Section 423 of the Code or cause any other material negative tax consequences to LRC. If the actions described in this paragraph would have the effect of disqualifying either such plan per such treatment or causing such material negative tax consequences, the parties shall negotiate in good faith to attempt to carry out the purpose of this paragraph in such a manner that would not so disqualify either plan.

          (c) OSI and LRC agree that each of their respective employee equity incentive plans, programs and arrangements and non-employee director plans shall be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of OSI Common Stock held or to be awarded or paid pursuant to such plans, programs or arrangements into shares of LRC Common Stock on a basis consistent with the transactions contemplated by this Agreement. The actions to be taken by OSI and LRC pursuant to this Section 5.10 shall include the submission by OSI or LRC of the amendments to the plans, programs or arrangements referred to herein to their respective stockholders at the OSI Stockholder Meeting or the LRC Stockholder Meeting, respectively, if such submission is determined to be necessary or advisable by counsel to OSI or LRC after consultation with one another; provided, however, that such approval shall
                                     --------  -------
not be a condition to the consummation of the Merger.

               (d) As of the Effective Time, LRC shall take all corporate action necessary to reserve for issuance the number of shares of LRC Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.10.

               (e) Employees of OSI who become employees of the Surviving Corporation at the Effective Time shall be credited with years of service at OSI for purposes of determining eligibility, vesting and benefit accrual under all benefit plans of LRC, except that with respect to retirement benefits under plans maintained by LRC, such years of service shall be credited for purposes of determining eligibility and vesting but not for purposes of benefit accrual.

          5.11  Consents of LRC's and OSI's Accountants.  LRC and OSI will each
                ---------------------------------------
use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

          5.12  Form S-8.  LRC agrees to file, no later than three business days
                --------
after the Closing, a registration statement on Form S-8 covering the shares of LRC Common Stock issuable pursuant to outstanding options and purchase rights under the OSI Stock Option Plans assumed by LRC. OSI shall cooperate with and assist LRC in the preparation of such registration statement.

          5.13  Indemnification.
                ---------------

               (a) LRC and the Surviving Corporation shall defend, exculpate, indemnify and reimburse expenses for acts or omissions occurring prior to the Effective Time by the current or former directors, officers, employees or agents (the "Indemnified Parties") of OSI on the same terms provided in the current Certificate of Incorporation or Bylaws of OSI and/or in any indemnification agreement existing on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any actual or threatened action, suit, claim, proceeding or investigation (a "Claim") in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring at or before the Effective Time, OSI, and after the Effective Time, the Surviving Corporation and LRC, to the extent permitted by applicable law, shall periodically advance to the Indemnified Party as incurred expenses incurred in connection with the Claim, provided that the Indemnified Party to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification, provided further that such determination shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to LRC.

               (b) For six years from the Effective Time, LRC shall or shall cause the Surviving Corporation to maintain in effect OSI's current directors' and officers' liability insurance (provided that LRC or the Surviving Corporation may substitute therefor policies of substantially the same coverage containing terms and conditions issued by responsible companies of national reputation which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution) covering those persons who are currently covered by OSI's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to LRC); provided, however, that in no
                                                  --------  -------
event shall LRC be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by OSI for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed
--------  -------
such amount, LRC shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

               (c) In the event LRC or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then in such case, proper provision shall be made so that the successors and assigns of LRC or the Surviving Corporation, as the case may be, honor the indemnification obligations of LRC and the Surviving Corporation to the extent set forth in this Section 5.13.

               (d) The obligations of LRC and the Surviving Corporation under this Section 5.13 shall not be terminated or modified in such manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 5.13 applies without the consent of such affected director, officer, employee, agent or other person (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section
5.13 applies shall be a third-party beneficiary of this Section 5.13).

          5.14  Employment Agreements.  LRC shall use reasonable efforts, and
                ---------------------
OSI shall use reasonable efforts to cause Mr. Bagley, to negotiate prior to the filing of the Registration Statement, and thereafter to execute and deliver an Employment Agreement between LRC and Mr. Bagley relating to his employment by LRC on mutually satisfactory terms.

          5.15  Pooling Letters.
                ---------------

               (a) OSI shall use its reasonable best efforts to cause to be delivered to OSI a letter of OSI's independent auditors, dated as of the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, to the effect that no condition exists that would preclude LRC from accounting for the Merger as a pooling of interest as such conditions relate to OSI if the Merger is consummated in accordance with this Agreement, and in a form reasonably satisfactory to LRC and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type.

               (b) LRC shall use its reasonable best efforts to cause to be delivered to LRC a letter of LRC's independent auditors, dated as of the date of this Agreement and confirmed in writing two business days before the date of the Proxy Statement, regarding LRC's auditors' concurrence with LRC management's and OSI management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

               (c) Each of OSI and LRC shall promptly make available to the other party the letter from its independent auditors described above in paragraph (a) or (b), respectively.

          5.16  Reasonable Best Efforts and Further Assurances.  Each of the
                ----------------------------------------------
parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          5.17  Additional Reports.  OSI and LRC shall each furnish to the other
                ------------------
copies of any reports of the type referred to in Sections 2.4 and 3.4 which it files with the SEC on or after the date hereof, and OSI and LRC, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of OSI and its consolidated subsidiaries or LRC and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                                   ARTICLE 6

                            CONDITIONS TO THE MERGER

          6.1  Conditions to Obligations of Each Party to Effect the Merger.
               ------------------------------------------------------------
The respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by agreement of all the parties hereto:

               (a) Stockholder Approval.  The holders of issued and outstanding
                   --------------------
shares of OSI Common Stock shall have duly approved this Agreement and the Merger, and the holders of issued and outstanding shares of LRC Common Stock shall have approved the Share Issuance, all in accordance with Delaware Law and the rules of the Nasdaq National Market.

               (b) Registration Statement Effective.  The SEC shall have
                   --------------------------------
declared the Registration Statement effective and it shall not be the subject of any stop order suspending such effectiveness or proceedings seeking a stop order.

               (c) No Injunctions.  No statute, rule, regulation, executive
                   --------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger or otherwise makes it illegal. In the event any order, decree or injunction shall have been issued, each party shall use reasonable best efforts to remove any such order, decree or injunction.

               (d) Governmental Approval.  The waiting period applicable to
                   ---------------------
consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing of the Certificate of Merger which shall be accomplished as provided in Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on LRC or OSI shall have been obtained or filed.

               (e) Tax Opinion.  LRC and OSI shall have received substantially
                   -----------
identical written opinions of Shartsis, Friese & Ginsburg LLP, legal counsel to LRC, and Heller Ehrman White & McAuliffe, legal counsel to OSI, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. If counsel to either LRC or OSI does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion in the required form to such party. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of LRC, Merger Sub and OSI and certain stockholders of OSI. LRC and OSI shall use all reasonable efforts to make such representations as the above-named counsel may request in support of their opinions.

               (f) Listing of Additional Shares.  The filing with the Nasdaq
                   ----------------------------
National Market of a Notification Form for Listing of Additional Shares with respect to the shares of LRC Common Stock issuable in the Merger and upon exercise of the OSI Stock Options assumed by LRC shall have been made.

               (g) Pooling Letters.  At the Effective Time, each of LRC and
                   ---------------
OSI shall have received a letter of its independent accountants, dated as of the Effective Time, in form and substance reasonably satisfactory to it, confirming that the Merger will qualify as a transaction to be accounted for by the parties hereto in accordance with the pooling of interests method of accounting.

          6.2  Additional Conditions to Obligations of OSI.  The obligations of
               -------------------------------------------
OSI to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by OSI:

               (a) Representations and Warranties.  The representations and
                   ------------------------------
warranties of LRC and Merger Sub contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and (iii) for such inaccuracies as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on LRC; OSI shall have received a certificate to such effect signed on behalf of LRC by its Chief Executive Officer, President or any Senior Vice President;

               (b) Agreements and Covenants.  LRC and Merger Sub shall have
                   ------------------------
performed or complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time; OSI shall have received a certificate to such effect signed on behalf of LRC by its Chief Executive Officer, President or any Senior Vice President; and

               (c) No Material Adverse Changes.  There shall have been no
                   ---------------------------
events, changes or effects with respect to LRC or its subsidiaries having, or which could reasonably be expected to have, a Material Adverse Effect on LRC, and at the Closing LRC shall have delivered to OSI a certificate to that effect.

          6.3  Additional Conditions to the Obligations of LRC and Merger Sub.
               --------------------------------------------------------------
The obligations of LRC and Merger Sub to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by LRC:

               (a) Representations and Warranties.  The representations and
                   ------------------------------
warranties of OSI contained in this Agreement (without regard to any materiality exceptions or provisions therein) shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except, (i) for changes specifically permitted by the terms of this Agreement,
(ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and (iii) for such inaccuracies as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on OSI; LRC shall have received a certificate to such effect signed on behalf of OSI by its Chief Executive Officer and President or any Senior Vice President;

               (b) Agreements and Covenants.  OSI shall have performed or
                   ------------------------
complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time, LRC shall have received a certificate to such effect signed on behalf of OSI by its Chief Executive Officer, President or any Senior Vice President;

               (c) No Material Adverse Changes.  There shall have been no
                   ---------------------------
events, changes or effects with respect to OSI or its subsidiaries having, or which could reasonably be expected to have, a Material Adverse Effect on OSI or the Surviving Corporation, and at the Closing OSI shall have delivered to LRC a certificate to that effect.

               (d) Employment Agreements.  Mr. Bagley shall have executed and
                   ---------------------
delivered to LRC an Employment Agreement relating to his employment by LRC on terms satisfactory to LRC in LRC's discretion.


                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER


          7.1  Termination.  Notwithstanding anything contained in this
               -----------
Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of OSI and LRC.

               (a) by mutual written consent duly authorized by the Board of Directors of LRC and OSI;

          (b) by either LRC or OSI if the Effective Time shall not have occurred on or before August 31, 1997; provided, that the party seeking to terminate this
                              --------
Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

          (c) by either LRC or OSI if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or injunction, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger substantially on the terms contemplated hereby and such order, decree, ruling, injunction or other action shall have become final and non-appealable;

provided, that the party seeking to terminate this Agreement pursuant to this
--------
clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling, or injunction;

          (d) by either LRC or OSI if the approvals of the stockholders of either LRC or OSI described in Section 6.1(a) shall not have been obtained at the LRC Stockholders Meeting or the OSI Stockholders Meeting, provided that the party seeking to terminate this Agreement pursuant to this clause 7.1(d) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to obtain either of such approvals;

          (e) by LRC if (i) the Board of Directors of OSI shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to LRC or shall have publicly announced its intention to do so; or (ii) a tender offer (to which Rule 14e-2 applies) for any of the outstanding shares of capital stock of OSI is commenced prior to the OSI Meeting, and the Board of Directors of OSI fails to recommend against acceptance of such tender offer within the time period required by Rule 14e-2 (including by taking no position with respect to acceptance of such tender offer by its stockholders);

          (f) by either LRC or OSI if the Board of Directors of OSI determines in good faith that an Acquisition Proposal constitutes a Superior Proposal;

provided, however, that OSI may not terminate this Agreement pursuant to this
--------  -------
clause 7.1(f) unless and until four calendar days have elapsed following delivery to LRC of a written notice of such determination by the Board of Directors of OSI and during such four day period OSI (i) informs LRC of the terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal and (ii) otherwise fully cooperates with LRC (subject, in the case of this clause (ii), to the condition that the OSI Board of Directors shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to OSI or OSI's stockholders under applicable law) with the intent of enabling LRC to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that
                                                      --------  -------
OSI may not terminate this Agreement pursuant to this clause 7.1(f) unless at the end of such four day period the Board of

Directors of OSI continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal and simultaneously with such termination OSI pays to LRC the amount specified under Section 7.2; and provided, further, that
                                                        --------  -------
this Agreement shall not terminate pursuant to this clause 7.1(f) unless simultaneously with such termination LRC enters into a definitive acquisition, merger or similar agreement to effect the Acquisition Proposal;

               (g) by LRC or OSI if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement such that the closing condition set forth in Section 6.2(a) or 6.3(a) as appropriate would not be satisfied as of the time of such breach and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; and

               (h) by OSI if (i) the LRC Closing Value is less than $30.00 per share, (ii) the LRC Closing Value is less than the OSI Walk Away Threshold,
(iii) LRC shall not exercise the LRC Adjustment Option, and (iv) OSI shall
                                                        ---
deliver a written termination notice prior to the close of business on the third trading day prior to the date of the scheduled OSI Stockholder Meeting.

          In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the confidentiality agreement referred to in Section 5.4 and for the provisions of Sections 7.2 and 8.2), and there shall be no other liability on the part of LRC or OSI to the other except liability arising out of a willful or knowing breach of this Agreement or as provided for in the Confidentiality Agreement.

          7.2  Expenses and Termination Fees.
               -----------------------------

               (a) If this Agreement is terminated (i) by LRC or OSI pursuant to
Section 7.1(b) at a time that the OSI Stockholders Meeting has not been held and completed (and a vote on this Agreement and the Merger by the OSI Stockholders recorded) and an Alternative Transaction involving OSI shall have been announced and the Alternative Transaction shall not have been absolutely and unconditionally withdrawn and abandoned, (ii) by LRC or OSI pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of OSI at the OSI Stockholders Meeting, (iii) by LRC as a result of a breach by OSI within the scope of Section 7.1(g) if, at the time of such breach, an Alternative Transaction involving OSI shall have been announced which shall not have been absolutely and unconditionally withdrawn and abandoned, (iv) by LRC pursuant to 7.1(e), or (v) by LRC or OSI pursuant to 7.1(f), then OSI shall pay to LRC a termination fee of $8.4 million in cash, such payment to be made simultaneously with such termination in the case of a termination by OSI pursuant to 7.1(f) and within one business day after any other such termination.

               (b) If this Agreement is terminated (i) by LRC or OSI pursuant to
Section 7.1(b) at a time that the LRC Stockholders Meeting has not been held and completed

(and a vote on the Share Issuance by the LRC Stockholders recorded) if an Alternative Transaction involving LRC shall have been announced and the Alternative Transaction shall not have been absolutely and unconditionally withdrawn and abandoned, (ii) by LRC or OSI pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for approval of the Share Issuance by the stockholders of LRC at the LRC Stockholders Meeting, or (ii) by OSI as a result of a breach by LRC within the scope of Section 7.1(g) if, at the time of such breach, an Alternative Transaction involving LRC shall have been announced which shall not have been absolutely and unconditionally withdrawn and abandoned, then LRC shall pay to OSI a termination fee of $8.4 million in cash, such payment to be made within one business day after any such termination.

               (c) As used in this Agreement, an "Alternative Transaction" involving OSI or LRC or any company in the Semiconductor Equipment Group Closing Index ("Target") means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act) other than LRC, OSI or Merger Sub, or any affiliate thereof (a "Third Party") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than twenty percent (20%) of the outstanding shares of the Target common stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or other business combination involving the Target or any of its subsidiaries if, upon consummation of such merger, consolidation, share exchange or other business combination, such Third Party (or its shareholders) owns or would own more than twenty percent (20%) of the outstanding equity securities of the Target or any of its subsidiaries or the entity surviving such merger or business combination or resulting from such consolidation, (iii) any other transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of assets of the Target or any of its subsidiaries (including, for this purpose, outstanding equity securities of subsidiaries of the Target) having a fair market value equal to more than twenty percent (20%) of the fair market value of all the consolidated assets of the Target immediately prior to such transaction or series of transactions, or (iv) any transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of the Board of Directors of the Target or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of the Target.

               (d) If either OSI or LRC (the "Delinquent Party") fails to promptly pay to the other party any fee or expense due hereunder, the Delinquent Party shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the account of any unpaid fee at the publicly announced prime rate of Citibank, N.A. plus three percent (3%) from the date such fee was required to be paid.

          7.3  Amendment.  The boards of directors of the parties hereto may
               ---------
cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto, except that following adoption of the Agreement by the stockholders of OSI or LRC there shall be no amendment to alter or change the amount or kind of consideration to be received on conversion of the OSI Common Stock nor any amendment or change that by applicable law would require approval of such stockholders, without further approval by such stockholders of LRC and OSI.

          7.4  Extension; Waiver.  At any time prior to the Effective Time any
               -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8

                               GENERAL PROVISIONS


          8.1  No Survival of Representations and Warranties.  The
               ---------------------------------------------
representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article 1, the agreements of "affiliates" of LRC and OSI to be delivered pursuant to
Section 5.8, the provisions of Sections 5.10, 5.12, 5.13, 5.16 and this Article 8 shall survive the Effective Time.

          8.2  Expenses.  Except as described in Section 7.2, whether or not the
               --------
Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that OSI and LRC shall share equally: (i) the filing fee in connection with any HSR Act filing and the filing of the Proxy Statement materials and Registration Statement and (ii) the expenses incurred in connection with the printing and mailing of the Joint Proxy Statement.

          8.3  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                                        (a)  if to LRC or Merger Sub, to:

                                        Lam Research Corporation
                                        47300 Bayside Parkway
                                        Fremont, California  94538
                                        Attention:  General Counsel
                                        Facsimile No.:  (510) 572-2876
                                        Telephone No.:  (510) 572-0200


                                        with copies to:


                                        Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, CA 94111
                                           Attention:  M. Greg Allio, Esq.
                                        Facsimile No.:  (415) 421-2922
                                        Telephone No.:  (415) 421-6500


                                        Skadden, Arps, Slate, Meagher & Flom
                                        LLP
                                        Four Embarcadero Center, Suite 3800
                                        San Francisco, California 94111
                                           Attention:  Kenton J. King, Esq.
                                        Facsimile No.:  (415) 984-2698
                                        Telephone No.:  (415) 984-6483


                                        (b)  if to OSI, to:

                                        OnTrak Systems, Inc.
                                        1010 Rincon Center
                                        San Jose, California  95131
                                         Attention:  Chief Executive Officer
                                        Facsimile No.:  (408) 952-5568
                                        Telephone No.:  (408) 952-5562









                                        with a copy to:

                                        Heller, Ehrman, White & McAuliffe
                                        525 University Avenue
                                        Palo Alto, CA  94301-1900
                                          Attention:  Sarah A. O'Dowd, Esq.
                                        Facsimile No.:  (415) 324-0638
                                        Telephone No.:  (415) 324-7000

          8.4  Interpretation.  When a reference is made in this Agreement to
               --------------
Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrase "to the knowledge of" a party shall mean the actual knowledge of any executive officers of such party or its subsidiaries after due inquiry. The term "subsidiary", when used in this Agreement with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, (A) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors, trustees or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, or
(B) which is controlled, directly or indirectly, by such Person through ownership of securities, by contract or otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.5  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart.

          8.6  Entire Agreement; Nonassignability; Parties in Interest.  This
               -------------------------------------------------------
Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules (including the OSI Disclosure Letter and the LRC Disclosure Letter)
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Section 5.13; and (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          8.7  Severability.  Any term or provision of this Agreement that is,
               ------------
or whose application is, or is declared by a court of competent jurisdiction to be, invalid or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and the remainder of this Agreement shall continue in full force and effect. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.8  Enforcement.  The parties hereto agree that money damages or
               -----------
other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

          8.9  Remedies Cumulative.  Except as otherwise provided herein, any
               -------------------
and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.10 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

          8.11 Rules of Construction.  The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          IN WITNESS WHEREOF, OSI, LRC and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                        ONTRAK SYSTEMS, INC.

                                        By: /s/ James W. Bagley
                                            --------------------------------
                                        Name: James W. Bagley
                                        Title:  Chairman and Chief Executive
                                                Officer


                                        LAM RESEARCH CORPORATION

                                        By: /s/ Roger D. Emerick
                                            --------------------------------
                                        Name: Roger D. Emerick
                                        Title:  Chairman and Chief Executive
                                                Officer


                                        OMEGA ACQUISITION CORPORATION

                                        By: /s/ Richard H. Lovgren
                                            --------------------------------
                                        Name: Richard H. Lovgren
                                        Title:  Vice President, General
                                                Counsel and Secretary

                                                                       EXHIBIT A

                             CERTIFICATE OF MERGER
                                    MERGING
                         OMEGA ACQUISITION CORPORATION
                                 WITH AND INTO
                                     OTTER

           Pursuant to Section 251 of the General Corporation Law of
                             the State of Delaware

     Omega Acquisition Corporation, a Delaware corporation ("Merger Sub") and OTTER Systems, Inc., a Delaware corporation ("OTTER"), DO HEREBY CERTIFY AS
FOLLOWS:

     FIRST: That Merger Sub was incorporated on March 18, 1997, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that OTTER was incorporated on October 24, 1996, pursuant to the Delaware Law.

     SECOND: That an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March ___, 1997, among WOOL, a Delaware corporation, Merger Sub and OTTER, setting forth the terms and conditions of the merger of Merger Sub with and into OTTER (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 251 of the Delaware Law.

     THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be "OTTER Systems, Inc."

     FOURTH: That pursuant to the Merger Agreement, the Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in Exhibit A hereto.

     FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

     ______________________________
     ______________________________
     ______________________________

     SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, each of Merger Sub and OTTER has caused this Certificate of Merger to be executed in its corporate name this __ day of ______, 1997.

                                                        Exhibit B
                                                        (All Other Stockholders)


                             STOCKHOLDER AGREEMENT
                             ---------------------

          STOCKHOLDER AGREEMENT (this "Agreement"), dated as of March 24, 1997, by and among Lam Research Corporation ("Parent"), Omega Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), and the person or entity whose name appears on the signature page hereto as a stockholder or optionholder of Ontrack Systems, Inc., a Delaware corporation (the "Company") acting in his, her, or its capacity as a stockholder of the Company and not in any other capacity ("Stockholder").

          WHEREAS, immediately prior to the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Company with and into Merger Sub (the "Merger"); and

          WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of the number of Existing Shares (as defined hereinafter) of the Common Stock, $0.001 par value, of the Company (the "Company Common Stock") set forth on the signature page hereto; and

          WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

               (b) "Existing Shares" means shares of Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

          (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

          Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and Merger Sub as follows:

          (a)  Ownership of Shares.  On the date hereof, Stockholder is the sole
               -------------------
record and Beneficial Owner of the Existing Shares consisting of the number of shares of Company Common Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)  Power; Binding Agreement.  Stockholder has the legal capacity,
               ------------------------
power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)  No Conflicts.  Except for filings under the Hart-Scott-Rodino
               ------------
Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (d)  No Encumbrance.  Except as permitted by this Agreement, the
               --------------
Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

          (e)  No Finder's Fees.  No broker, investment banker, financial
               ----------------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

          (f)  Reliance by Parent.  Stockholder understands and acknowledges
               ------------------
that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

          Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

          (a)  Power; Binding Agreement.  Parent and Merger Sub each has the
               ------------------------
corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)  No Conflicts.  Except for filings under the HSR Act, the Exchange
               ------------
Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Merger Sub and the consum-mation by Parent and Merger Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to either Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either Parent or Merger Sub or any of their respective properties or assets.

          Section 4. DISCLOSURE. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Joint Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

          Section 5.  CERTAIN RESTRICTIONS.

          (a)  No Solicitation.  Stockholder will not, and will cause its
               ---------------
affiliates, if any, and partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, partners investment bankers, attorneys, accountants, agents and representatives of any person are hereinafter collectively referred to as the "Representatives" of such person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal or any inquiry with respect thereto or (ii) in the event of any unsolicited Acquisition Proposal for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal. Stockholder will notify Parent orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt thereof. Stockholder will and will cause its Representative to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore without respect to any Acquisition Proposal relating to the Company, other than discussions or negotiations with Parent and its affiliates and their Representatives. For purposes of this Agreement, the Company is not deemed to be an Affiliate of Stockholder.

          (b)  Certain Actions.  Prior to the termination of this Agreement,
               ---------------
Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

          Section 6. COMPANY OPTIONS. If Stockholder holds Company Options to acquire shares of Company Common Stock, Stockholder shall, if requested by the Company, consent to the cancellation or substitution of Stockholders Company Options in accordance with the terms of the Merger Agreement and shall execute all appropriate documentation in connection with such cancellation or substitution.

          Section 7.  VOTING OF COMPANY COMMON STOCK.

Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

          Section 8.  PROXY.

          (a) Stockholder hereby irrevocably grants to, and appoints, Parent and Roger D. Emerick and Richard H. Lovgren or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the merger, as specified in Section 7 hereof.

          (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

          (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          Section 9. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the terms "Existing Shares and Securities" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

          Section 10. BEST REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          Section 11. TERMINATION. This Agreement shall terminate on the earlier to occur of: (a) the termination of the Merger Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Merger.

          Section 12.  MISCELLANEOUS.

          (a)  Entire Agreement.  This Agreement (including the documents and
               ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (b)  Successors and Assigns.  This Agreement shall not be assigned by
               ----------------------
operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

          (c)  Amendment and Modification.  This Agreement may not be amended,
               --------------------------
altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Parent or Merger Sub, to:

               Lam Research Corporation
               4650 Cusing Parkway
               Fremont, California 94538
               Telecopy No.:  (510) 572-2876
               Attention:  Richard H. Lovgren, Esq.

          with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94111
               Telecopy No.:  (415) 421-2922
               Attention:  M. Greg Allio, Esq.

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Embarcadero Center, Suite 3800
               San Francisco, California  94111
               Telecopy No.:  (415) 984-2698
               Attention:  Kenton J. King, Esq.

     If to Stockholder, to the address set forth on the signature page hereto.

          (e)  Severability.  Any term or provision of this Agreement which is
               ------------
held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (f)  Specific Performance.  Each of the parties hereto recognizes and
               --------------------
acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (g)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h)  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
confer upon any person other than the parties hereto any rights or remedies hereunder.

          (i)  Governing Law.  This Agreement will be governed and construed in
               -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          (j)  Descriptive Heading.  The descriptive headings used herein are
               -------------------
for reference purposes only and
will not affect in any way the meaning or interpretation of this Agreement.

          (k)  Expenses.  All costs and expenses incurred in connection with
               --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (l)  Further Assurances.  From time to time, at any other party's
               ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (m)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Parent, Merger Sub, and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.


                         LAM RESEARCH CORPORATION



                         By: ____________________________
                              Name:
                              Title:

                         OMEGA ACQUISITION CORPORATION



                         By: ____________________________
                              Name:
                              Title:



                         By: ____________________________
                                          *



NUMBER OF EXISTING SHARES
BENEFICIALLY OWNED BY
STOCKHOLDER:  ____________


ADDRESS OF STOCKHOLDER:



_____________________
* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                             Exhibit B
                                                             (TA Associates)

                             STOCKHOLDER AGREEMENT
                             ---------------------

          STOCKHOLDER AGREEMENT (this "Agreement"), dated as of March 24, 1997, by and among Lam Research Corporation ("Parent"), Omega Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (the "Merger Sub"), and the person or entity whose name appears on the signature page hereto as a stockholder or optionholder of Ontrack Systems, Inc., a Delaware corporation (the "Company") acting in his, her, or its capacity as a stockholder of the Company and not in any other capacity ("Stockholder").

          WHEREAS, immediately prior to the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Company with and into Merger Sub (the "Merger"); and

          WHEREAS, as of the date hereof, Stockholder is the record and Beneficial Owner (as defined hereinafter) of the number of Existing Shares (as defined hereinafter) of the Common Stock, $0.001 par value, of the Company (the "Company Common Stock") set forth on the signature page hereto; and

          WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement; and

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          Section 1. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

          (b) "Existing Shares" means shares of Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

          (c) "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

          Section 2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent and Merger Sub as follows:

          (a)  Ownership of Shares.  On the date hereof, Stockholder is the sole
               -------------------
record and Beneficial Owner of the Existing Shares consisting of the number of shares of Company Common Stock set forth on the signature page hereto. On the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5, 7 and 8 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b)  Power; Binding Agreement.  Stockholder has the legal capacity,
               ------------------------
power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c)  No Conflicts.  Except for filings under the Hart-Scott-Rodino
               ------------
Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets.

          (d)  No Encumbrance.  Except as permitted by this Agreement, the
               --------------
Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

          (e)  No Finder's Fees.  No broker, investment banker, financial
               ----------------
advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

          (f)  Reliance by Parent.  Stockholder understands and acknowledges
               ------------------
that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

          Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

          (a)  Power; Binding Agreement.  Parent and Merger Sub each has the
               ------------------------
corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b)  No Conflicts.  Except for filings under the HSR Act, the Exchange
               ------------
Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Merger Sub and the consum-mation by Parent and Merger Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to either Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to either Parent or Merger Sub or any of their respective properties or assets.

          Section 4. DISCLOSURE. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Joint Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

          Section 5.  CERTAIN RESTRICTIONS.

          (a)  No Solicitation.  Stockholder will not, and will cause its
               ---------------
affiliates, if any, and partners, investment bankers, attorneys, accountants and other agents and representatives of Stockholder and such affiliates (such affiliates, partners investment bankers, attorneys, accountants, agents and representatives of any person are hereinafter collectively referred to as the "Representatives" of such person) not to, directly or indirectly (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal or any inquiry with respect thereto or (ii) in the event of any unsolicited Acquisition Proposal for the Company or any affiliate of the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal. Stockholder will notify Parent orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any person of Securities (including, without limitation, the terms and conditions thereof and the identity of the person making it), within 24 hours of the receipt thereof. Stockholder will and will cause its Representative to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any parties conducted heretofore without respect to any Acquisition Proposal relating to the Company, other than discussions or negotiations with Parent and its affiliates and their Representatives. For purposes of this Agreement, the Company is not deemed to be an Affiliate of Stockholder.

          (b)  Certain Actions.  Prior to the termination of this Agreement,
               ---------------
Stockholder agrees not to, directly or indirectly, take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

          Section 6. COMPANY OPTIONS. If Stockholder holds Company Options to acquire shares of Company Common Stock, Stockholder shall, if requested by the Company, consent to the cancellation or substitution of Stockholders Company Options in accordance with the terms of the Merger Agreement and shall execute all appropriate documentation in connection with such cancellation or substitution.

          Section 7.  VOTING OF COMPANY COMMON STOCK.

Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) August 31, 1997; or (c) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, Stockholder will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof.

          Section 8.  PROXY.

          (a) Stockholder hereby irrevocably grants to, and appoints, Parent and Roger D. Emerick and Richard H. Lovgren or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in favor of the merger, as specified in Section 7 hereof.

          (b) Stockholder represents that any proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

          (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 8 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

          Section 9. DISTRIBUTIONS. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the terms "Existing Shares and Securities" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

          Section 10. BEST REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          Section 11. TERMINATION. This Agreement shall terminate on the earlier to occur of: (a) the termination of the Merger Agreement; (b) the agreement of the parties hereto to terminate this Agreement; or (c) the consummation of the Merger.

          Section 12.  MISCELLANEOUS.

          (a)  Entire Agreement.  This Agreement (including the documents and
               ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          (b)  Successors and Assigns.  This Agreement shall not be assigned by
               ----------------------
operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

          (c)  Amendment and Modification.  This Agreement may not be amended,
               --------------------------
altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Parent or Merger Sub, to:

               Lam Research Corporation
               4650 Cusing Parkway
               Fremont, California 94538
               Telecopy No.:  (510) 572-2876
               Attention:  Richard H. Lovgren, Esq.

          with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, California 94111
               Telecopy No.:  (415) 421-2922
               Attention:  M. Greg Allio, Esq.

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Embarcadero Center, Suite 3800
               San Francisco, California  94111
               Telecopy No.:  (415) 984-2698
               Attention:  Kenton J. King, Esq.

     If to Stockholder, to the address set forth on the signature page hereto.

          (e)  Severability.  Any term or provision of this Agreement which is
               ------------
held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (f)  Specific Performance.  Each of the parties hereto recognizes and
               --------------------
acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (g)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h)  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
confer upon any person other than the parties hereto any rights or remedies hereunder.

          (i)  Governing Law.  This Agreement will be governed and construed in
               -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

          (j)  Descriptive Heading.  The descriptive headings used herein are
               -------------------
for reference purposes only and
will not affect in any way the meaning or interpretation of this Agreement.

          (k)  Expenses.  All costs and expenses incurred in connection with
               --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          (l)  Further Assurances.  From time to time, at any other party's
               ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (m)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Parent, Merger Sub, and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.


                         LAM RESEARCH CORPORATION



                         By: ____________________________
                              Name:
                              Title:

                         OMEGA ACQUISITION CORPORATION



                         By: ____________________________
                              Name:
                              Title:



                         By: ____________________________
                                           *



NUMBER OF EXISTING SHARES
BENEFICIALLY OWNED BY
STOCKHOLDER:  ____________


ADDRESS OF STOCKHOLDER:


______________________
* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                     Exhibit C-1



                                 [Letterhead of
                                     WOOL]



                                                               ___________, 1997


Shartsis, Friese & Ginsburg LLP
One Maritime Plaza
San Francisco, CA  94111

Heller, Ehrman, White & McAuliffe
525 University Avenue
Palo Alto, CA 94301-1900


Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March __, 1997, by and among ________________ [WOOL], a Delaware corporation ("Parent"), ___________________ [OTTER], a Delaware corporation (the "Company"), and OTTER Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), WOOL represents, to the best of its knowledge and belief, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

     1. The fair market value of the Parent stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

     2. Following the transaction, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of the Sub's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Company or Sub to dissenters, amounts paid by Company or Sub to shareholders who receive cash or other property, amounts used by Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Sub, respectively, immediately prior to the transaction.

     3. To the best of the knowledge of the management of Parent, there is no plan or intention on the part of the shareholders of Company to sell, exchange, or otherwise dispose of a number of shares of Parent stock received in the transaction that would reduce the Company shareholders' ownership of Parent stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding stock of Company as of the same date. Shares of Company stock and shares of Parent stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior to or subsequent to the transaction will be considered as formerly outstanding stock of Company for purposes of making this representation.

     4. The facts relating to the contemplated merger (the "Merger") of Sub with and into the Company pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.6 of the Merger Agreement and the joint proxy statement/prospectus prepared by Parent and the Company, are, insofar as such facts pertain to Parent and Sub, true, correct and complete in all material respects.

     5. Except pursuant to the Merger, neither Parent nor Sub (nor any other subsidiary of Parent) has acquired or prior to the Merger will acquire, or has owned in the past five years, any shares of common stock of the Company ("Company Common Stock").

     6. Cash payments to be made to stockholders of the Company in lieu of fractional shares of common stock of Parent ("Parent Common Stock") that would otherwise be issued to such stockholders in the Merger will be made for the purpose of saving Parent the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration

     7. Prior to the Merger, Parent will own all the capital stock of Sub. Parent has no plan or intention to cause the Company to issue additional shares of its stock that would result in Parent owning less than all the capital stock of the Company after the Merger.

     8. Parent has no plan or intention, following the Merger, to reacquire any of the Parent Common Stock issued in the Merger.

     9. Parent has no plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of the stock of the Company, or to cause the Company to sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business; provided, however, that Parent may transfer assets or stock of the Company in a manner that is consistent with Section 368(a)(2)(C) of the Internal Revenue Service Code of 1986, as amended (the "Code").

     10. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

     11. Except as provided in Sections 7.2 and 8.2 of the Merger Agreement, Parent and Sub will each pay their respective expenses, if any, incurred in connection with the Merger.

     12. Following the Merger, Parent intends to cause the Company to continue its historic business or use a significant portion of its historic business assets in a business.

     13. Neither Parent nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     14. Neither Parent nor Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

     15. None of the compensation received by any stockholder-employee of the Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of their Company Common Stock. None of the Parent Common Stock that will be received by Company stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

     16.  No stock of Sub will be listed in the Merger.

     17. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued or acquired, or will be settled, at a discount.

     18. The Merger Agreement and the documents described in Section 8.6 of the Merger Agreement represent the entire understanding of the Company, Parent and Sub with respect to the Merger.

     19. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by the Company following the Merger) or business operations. Sub will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

     20. The Company Common Stock will be surrendered pursuant to the Merger in an arms-length exchange, and the Parent Common Stock received in exchange therefor represents the sole bargained-for consideration therefor.

     21. In the Merger, shares of Company stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the transaction.

     22. Company will pay any of its dissenting shareholders the value of their shares out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by Sub or Parent, nor will Sub or Parent directly or indirectly reimburse Company for any payments to dissenters.

     23. At the time the Parent Rights Plan was adopted, the possibility of exercise of the rights under such plan was remote and speculative, and such possibility is remote and speculative as of the date of this letter.

     The above representations are given for the benefit of Parent, Company and the shareholders of Company, with the understanding that such representations will form a basis for your opinions regarding certain of the federal income tax consequences of the Merger, and that you will rely upon these representations without attempting independently to verify their accuracy or completeness.

                                        WOOL,


                                        By: ___________________________
                                        Its:___________________________

                                                                     Exhibit C-2



                                 [Letterhead of

                                     OTTER]



                                                               ___________, 1997


Shartsis, Friese & Ginsburg LLP
One Maritime Plaza
San Francisco, CA  94111

Heller, Ehrman, White & McAuliffe
525 University Avenue
Palo Alto, CA  94301-1900


Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March __, 1997, by and among _________________, a Delaware corporation [WOOL] ("Parent"), ___________________, a Delaware corporation [OTTER] (the "Company"), and OTTER Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), OTTER represents, to the best of its knowledge and belief, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

     1. The fair market value of the Parent stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

     2. The facts relating to the contemplated merger (the "Merger") of Sub with and into the Company pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 8.6 of the Merger Agreement and the joint proxy statement/prospectus prepared by Parent and the Company, are, insofar as such facts pertain to the Company, true, correct and complete in all material respects.

     3. Neither the Company nor any of its subsidiaries has acquired any shares of the common stock of the Company ("Company

Common Stock") in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. For purposes of this representation, Company Common Stock acquired in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof shall not be treated as an acquisition in contemplation of the Merger or otherwise as part of a plan of which the Merger is a part.

     4. The Company knows of no present plan or intention on the part of the holders of Company Common Stock to sell, exchange or otherwise dispose of, substantially eliminate the risk of loss or the opportunity for gain (by short sale or otherwise) from the holding of, enter into any contract or other arrangement with respect to, the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of common stock of the Parent ("Parent Common Stock") received in the Merger in exchange for such Company Common Stock that would reduce the ownership of Parent Common Stock by former holders of Company Common Stock to a number of shares having a value, as of immediately prior to the merger, of less than 50% of all of the outstanding shares of Company Common Stock as of such date. For purposes of this representation, any disposition of Parent Common Stock will be treated as a reduction in ownership thereof. In addition, for purposes of this representation, shares of Company Common Stock exchanged by holders of Company Common Stock for cash in lieu of fractional shares of Parent Common Stock will be treated as outstanding Company Common Stock immediately prior to the Merger. Moreover, for purposes of this representation, shares of Company Common Stock and shares of Parent Common Stock received in the Merger and sold, redeemed or disposed of prior to or subsequent to the Merger, in contemplation thereof or as part of a plan therewith, will be considered in making this representation.

     5. Except as provided in Sections 7.2 or 8.2 of the Merger Agreement, the Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

     6. Following the Merger, the Company will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets the Company held immediately prior to the Merger. For purposes of this representation, amounts paid by Company or Sub to dissenters, amounts paid by Company or Sub to shareholders who receive cash or other property, amounts used by Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Sub, respectively, immediately prior to the transaction.

     7. Except pursuant to the OTTER 1992 Stock Option Plan, the OTTER 1995 Director Stock Option Plan, the OTTER 1996 Equity Incentive Plan, or the OTTER 1995 Employee Stock Purchase Plan, immediately prior to the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock of the Company ("Company Stock").

     8. In the Merger, shares of Company Stock representing at least 80% of the total combined voting power of all classes of Company Stock outstanding on the date of the Merger, and at least 80% of the total number of each other class of Company Stock outstanding on the date of the Merger will be exchanged solely for Parent Common Stock. For purposes of this representation, shares of Common Stock exchanged for cash or other property originating with Parent will be treated as outstanding stock of the Company on the date of the Merger.

     9. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

     10. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

     11. The Company will not take, and the Company is not aware of any plan or intention of Company stockholders to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

     12. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of their Company Common Stock. None of the Parent Common Stock that will be received by Company stockholder-employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement.
The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

     13. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued or acquired, or will be settled, at a discount.

     14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     15. The Merger Agreement and the documents described in Section 8.6 of the Merger Agreement represent the entire understanding of the Company, Parent and Sub with respect to the Merger.

     16. The Company Common Stock will be surrendered pursuant to the Merger in an arms-length exchange, and the Parent Common Stock received in exchange therefor represents the sole bargained-for consideration therefor.

     The above representations are given for the benefit of Parent, Company and the shareholders of Company, with the understanding that such representations will form a basis for your opinions regarding certain of the federal income tax consequences of the Merger, and that you will rely upon these representations without attempting independently to verify their accuracy or completeness.

                                        OTTER,


                                        By:____________________________
                                        Its:___________________________

                                                                       Exhibit D



                                 [Letterhead of

                               OTTER Stockholder]



                                                               ___________, 1997


Shartsis, Friese & Ginsburg LLP
One Maritime Plaza
San Francisco, CA  94111

Heller, Ehrman, White & McAuliffe
525 University Avenue
Palo Alto, CA  94301-1900


Dear Sirs:

     In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of March __, 1997, by and among ___________________ [WOOL], a Delaware corporation ("Parent"), ___________________ [OTTER], a Delaware corporation (the "Company"), and OTTER Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the undersigned certifies (to the best of his, her or its knowledge and belief, where indicated), after due inquiry and investigation, as follows:

     1. The undersigned has no present plan or intention to sell, exchange or otherwise dispose of, substantially eliminate the risk of loss or the opportunity for gain (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of Parent common stock received in the merger contemplated by the Merger Agreement (the "Merger"). For purposes of this representation, shares of Company common stock and shares of Parent common stock received in the Merger and sold, redeemed or disposed of prior to or subsequent to the Merger, in contemplation thereof or as part of a plan therewith, will be considered in making this representation.

     2. The undersigned will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

                                                        [OTTER
                                                     STOCKHOLDER]



                                             By: _______________________

                                                                     Exhibit E-1

                                                            ______________, 1997


Wool Corporation
[Address]


Ladies and Gentlemen:

          I* am a holder of shares of common stock, par value $0.0001 per share ("Company Common Stock"), of Otter Corporation, a Delaware corporation (the "Company"). I am aware that pursuant to the terms of the Agreement and Plan of Merger, dated as of March __, 1997 (the "Merger Agreement") among the Company, Wool Corporation, a Delaware corporation ("Parent"), and Otter Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged (the "Merger") with and into the Company with the Company continuing as the surviving corporation, and each of the shares of Company Common Stock owned by me as of the time of such Merger shall be converted into shares of common stock, par value $0.001 per share ("Parent Common Stock"), of Parent.

          I understand and agree that it is intended that the Merger will be treated as a "pooling-of-interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations ("Rules and Regulations") published by the Securities and Ex change Commission ("SEC"). I have been advised that as of the date hereof, I may be deemed an "affiliate" of the Company, (i) for application of the pooling-of-interests requirements and
(ii) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such fact.

          If in fact I am deemed an "affiliate" under the Securities Act, my ability to sell, assign or transfer Parent Common Stock received by me in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the provisions of this letter agreement as well as the nature and conditions of such exemptions, including information

_______________________
* To be conformed for institutional holders.

_________________, 1997
Page 2


with respect to the applicability to the sale of such securities of Rule 145(d) promulgated under the Securities Act, to the extent applicable.

          I have been informed and understand that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of my representations and warranties set forth herein, and upon my compliance with the covenants set forth herein. I understand that the representations and warranties and covenants set forth herein will be relied upon by the Company, Parent, their respective counsel and accounting firms and stockholders of the Company and Parent.

          In connection with the above transactions, I represent and warrant to Parent and agree that:

          A. I have full power and authority to execute this agreement, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

          B. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that because I may be deemed to have been an "affiliate" of the Company at the time the Merger was submitted for a vote of the stockholders of the Company, and because any distribution by me of Parent Common Stock has not been registered under the Securities Act, I may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, (as defined hereinafter) unless (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Securities Act, (ii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a

______________, 1997
Page 3


current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to me (sought by me or counsel representing me, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

          C. I have no present plan or intent to dispose of the Parent Common Stock acquired by me pursuant to the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent being herein sometimes collectively referred to as "Restricted Securities") and I shall not formulate prior to the Effective Time any such plan or intent to dispose of such Restricted Securities.

          D. I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Securities Act or the Rules and Regulations.

          E. I understand that Parent is under no obligation to register the sale, transfer or other disposition of Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          F. Notwithstanding any other provision of this Agreement to the contrary, except (i) with the prior written consent of Parent, for sales of a de minimus number of shares of Restricted Securities, which, in the judgment of Parent, would not prevent the Merger from being accounted for as a pooling of interests under the requirements of Staff Accounting Bulletin No. 76 of the SEC or (ii) as otherwise permitted by the Merger Agreement, I will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce my risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Restricted Securities or other securities of Parent (i) during the 30-day period immediately preceding the Effective Time and (ii) until such time after the Effective Time as Parent has publicly announced the combined financial results of Parent for a period of at least 30 days of combined operations of Parent and the

__________________, 1997
Page 4


Company within the meaning of Accounting Series Release No. 135, as amended, of the SEC.

          G. From and after the Effective Time and for so long as is necessary in order to permit me to sell the Restricted Securities held by and pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act. Parent is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by me or on my behalf.

          H. I understand that, in addition to the restrictions imposed under this agreement, the provisions of Rule 145 limit any public resale by me of Restricted Securities and that the restrictive legends described below will be placed upon the Restricted Securities.

              1. I understand that stop transfer instructions will be given to the registrar of the certificates for the shares of Parent Common Stock and that there will be placed on the certificates for the shares of Parent Common Stock, or any substitutions therefor, a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION (THE ACQUISITION OF OTTER CORPORATION) TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY WOOL CORPORATION, OF AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT SOME OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, OR PURSUANT
          TO A REGISTRATION STATEMENT UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED PRIOR TO THE PUBLICATION BY WOOL CORPORATION OF FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF OPERATIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THE MERGER.

________________, 1997
Page 5


          Parent agrees to remove such legend to the extent that shares evidenced by such certificates may properly be sold by me pursuant to this agreement.

          2. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

          I. I hereby agree that, for a period of one (1) year following the effective date of the Merger, I will obtain an agreement similar to this agreement from each transferee of the shares of Parent Common Stock sold or otherwise transferred by me, but only if such sale or transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

          It is understood and agreed that this agreement will terminate and be of no further force and effect and the legends set forth in Paragraph H above will be re moved by delivery of substitute certificates without such legends, and the related transfer restrictions shall be lifted forthwith, if the period of time specified in Paragraph F of this agreement has passed and (i) my shares of Parent Common Stock shall have been registered under the Securities Act for sale, transfer, or other disposition by me or on my behalf, (ii) I am not at the time an "affiliate" of Parent and have held the shares of

_____________, 1997
Page 6


Parent Common Stock for at least one (1) year** (or such other period as may be prescribed by the Securities Act and the Rules and Regulations) and Parent has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding 12 months,
(iii) I am not and have not been for at least three (3) months an "affiliate" of Parent and I have held the shares of Parent Common Stock for at least two (2) years,/1/ or (iv) Parent shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to Parent, to the effect that the stock transfer restrictions and the legend are not required.

          This agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

          This agreement shall be binding on my heirs, legal representatives, and successors.

                              Very truly yours,



                              ------------------------------------------
                              Name***:
                              Title:



Accepted this __ day of March, 1997

WOOL CORPORATION



By:
   ---------------------------------

_______________
** The Holding Period provisions of Rule 145(d) for Restricted Securities have been amended to a one-year, rather than a two-year, holding period for affiliates, and non-affiliates may resell after a two-year, rather than a three-year, holding period; Amendments take effect in 60 days from February 26, 1997.

    In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                                                     Exhibit E-2

                                                        __________________, 1997

Lam Research Corporation
4650 Cushing Parkway
Fremont, California  94538-6401

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Lam Research Corporation, a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting
Series Releases 130 and 135, as amended, of the Securities and Exchange Commission ("SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 24, 1997 (the "Merger Agreement") among Parent, OnTrak Systems, Inc. (the "Company"), and Omega Acquisition Corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

          I understand and agree that it is intended that the Merger will be treated as a "pooling-of-interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations ("Rules and Regulations") published by the SEC. I have been advised that as of the date hereof, I may be deemed an "affiliate" of Parent, (i) for application of the pooling of interests requirements and (ii) within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of either such fact.

          I have been informed and understand that the treatment of the Merger as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of my representations and warranties set forth herein, and upon my compliance with the covenants set forth herein. I understand that the representations and warranties and covenants set forth herein will be relied upon by Parent, the Company, their respective counsel and

__________________, 1997
Page 2


accounting firms and stockholders of Parent and the Company.

          I represent to, and covenant with, Parent that, except (i) with the prior written consent of Parent for sales of a de minimus number of shares of common stock of Parent ("Parent Common Stock"), which, in the judgment of Parent, would not prevent the Merger from being accounted for as a pooling of interests under the requirements of Staff Accounting Bulletin No. 76 of the SEC or (ii) as otherwise permitted by the Merger Agreement, I will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce my risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Parent Common Stock or other securities of Parent (i) during the 30-day period immediately preceding the Effective Time and (ii) until such time after the Effective Time as the Company has publicly announced the combined financial results of the Company for a period of at least 30 days of combined operations of Parent and the Company within the meaning of Accounting Series Release No. 135, as amended, of the SEC.

___________________, 1997
Page 3


          This agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

          This agreement shall be binding upon my heirs, legal representatives, and successors.

                              Very truly yours,


                              -----------------------------------------
                              Name/1/:

Agreed this ___ day
of _________, 1997, by

LAM RESEARCH CORPORATION


By
   ------------------------
   Name:
   Title:








------------------------
/1/ In the event this undertaking covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.

                                       3